UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No. )

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Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a‑6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a‑12
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LIQUIDITY Services, Inc.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check all boxes that apply):
☒ No fee required.
☐ Fee paid previously with preliminary materials.
☐ Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a‑6(i)(1) and 0‑11.

Fellow Stockholders:

We are pleased to invite you to attend the 2023 Annual Meeting of Stockholders of Liquidity Services, Inc. to be held on Thursday, February 23, 2023, at 3:00 p.m., Eastern Time, at the offices of Liquidity Services, Inc. at 6931 Arlington Road, Suite 200, Bethesda, MD 20814.

Details regarding admission to the Annual Meeting and the business to be conducted are more fully described in the accompanying Notice of Annual Meeting of Stockholders and proxy statement.

Your vote is important. Whether or not you plan to attend the Annual Meeting, we hope you will vote as soon as possible. You may vote over the Internet, by telephone or by mailing a proxy or voting instruction card. Voting over the Internet, by phone or by written proxy will ensure your representation at the Annual Meeting regardless of whether you attend in person. Please review the instructions on the proxy or voting instruction card regarding each voting option.

Thank you for your ongoing support and continued interest in Liquidity Services, Inc.

Sincerely,
WILLIAM P. ANGRICK, III Chairman and Chief Executive Officer

notice of annual meeting of liquidity services, INC. STOCKHOLDERS

Important Notice Regarding the Availability of Proxy Materials for the Stockholders Meeting to be Held on February 23, 2023: This Notice of Annual Meeting of Stockholders and Proxy Statement, Annual Report and Other Proxy Materials are Available at www.envisionreports.com/LQDT.

Time and Date	3:00 p.m., Eastern Time, on February 23, 2023.
Place	The offices of Liquidity Services, Inc., 6931 Arlington Road, Suite 200, Bethesda, MD 20814.
Items of Business
•
Elect each of the Class II directors named in the proxy statement to the Board of Directors to hold office until our Annual Meeting of Stockholders in 2026 or until his, her or their successor has been elected or appointed;
•
Ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for fiscal 2023;
•
Approve an amendment to our Fourth Amended and Restated Certificate of Incorporation to limit the liability of certain officers of the Company;
•
Approve an advisory resolution on named executive officer compensation;
•
Recommend the frequency of future advisory votes on named executive officer compensation; and
•
Transact any other business that may properly come before the Annual Meeting or any adjournment or postponement of the Annual Meeting.

Adjournments and Postponements

Any action on the items of business described above may be considered at the Annual Meeting at the time and on the date specified above or at any time and date to which the Annual Meeting may be properly adjourned or postponed.

Record Date

You are entitled to notice of and to vote at the Annual Meeting and at any adjournment or postponement that may take place only if you were a stockholder as of the close of business on January 4, 2023 (the “Record Date”).

Annual Meeting Admission

You will need an admission ticket or proof of ownership to enter the Annual Meeting. If your shares are held beneficially in the name of a broker, bank or other nominee and you plan to attend the Annual Meeting, you must present proof of your beneficial ownership of Liquidity Services, Inc. stock as of the close of business on the Record Date, such as a bank or brokerage account statement, to be admitted to the Annual Meeting. If you would rather have an admission ticket, you may obtain one in advance by mailing a written request, along with proof of your beneficial ownership of Liquidity Services, Inc. stock as of the close of business on the Record Date, to: Liquidity Services, Inc., 6931 Arlington Road, Suite 200, Bethesda, MD 20814, Attention: Corporate Secretary. All stockholders also must present a form of personal identification to be admitted to the Annual Meeting. No cameras, recording equipment, electronic devices, large bags, briefcases or packages will be permitted in the Annual Meeting.

Voting

Your vote is very important. Whether or not you plan to attend the Annual Meeting, we encourage you to read this proxy statement and submit your proxy or voting instruction card as soon as possible. You may submit your proxy or voting instruction card for the Annual Meeting by completing, signing, dating and returning your proxy or voting instruction card in the pre‑addressed envelope provided, or, in most cases, by using the telephone or the Internet. For specific instructions on how to vote your shares, please refer to the section entitled “Questions and Answers” beginning on page 2 of the proxy statement and the instructions on the proxy or voting instruction card. You may revoke a proxy before its exercise at the Annual Meeting by following the instructions in the accompanying proxy statement. Any stockholder attending the Annual Meeting notice of annual meeting of liquidity services, INC. STOCKHOLDERS may personally vote on all matters considered, in which event the signed proxy will be revoked.

This Notice of Annual Meeting of Stockholders, proxy statement, proxy card and voting instructions and our 2022 Annual Report are first being mailed on or about January 24, 2023.

By Order of the Board of Directors,
/s/ Mark A. Shaffer MARK A. SHAFFER Chief Legal Officer and Corporate Secretary

table of contents

Page
Proxy Statement Summary	1
Questions and Answers	2
Governance of the Company	8
Compensation of Non-Employee Directors	23
Beneficial Ownership of Shares of Common Stock	26
Delinquent Section 16(a) Reports	29
Certain Relationships and Related Party Transactions	30
Proposals Requiring Your Vote	31
Proposal 1 – Election of Directors	31
Our Board of Directors	34
Proposal 2 – Ratification of Independent Registered Public Accounting Firm	41
Proposal 3 – Approval of an Amendment to the Company’s Fourth Amended and Restated Certificate of Incorporation to Limit the Liability of Certain Officers of the Company	44
Proposal 4 – Approval of an Advisory Resolution on Named Executive Officer Compensation	46
Proposal 5 – Recommendation on the Frequency of Future Advisory Votes on Named Executive Officer Compensation	47
Executive Compensation	48
Compensation Committee Report	81
Equity Compensation Plan Information	82
Requirements, Including Deadlines for Submission of Proxy Proposals, Nomination of Directors and Other Business of Stockholders	83
Annual Report	85
Appendix A	86

PROXY STATEMENT SUMMARY

Proposals Requiring Your Vote	Board’s Voting Recommendation	Page Reference (for more detail)
Proposal 1 – ELECTION OF CLASS II DIRECTORS	FOR each director nominee	31
Proposal 2 – RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	FOR	41
Proposal 3 – APPROVAL OF AN AMENDMENT TO THE COMPANY’S FOURTH AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO LIMIT THE LIABILITY OF CERTAIN OFFICERS OF THE COMPANY	FOR	44
Proposal 4 – APPROVAL OF AN ADVISORY RESOLUTION ON NAMED EXECUTIVE OFFICER COMPENSATION	FOR	46
Proposal 5 – RECOMMENDATION ON THE FREQUENCY OF FUTURE ADVISORY VOTES ON NAMED EXECUTIVE OFFICER COMPENSATION	EVERY YEAR	47

QUESTIONS AND ANSWERS

Q.	Why did I receive these proxy materials?
A.

You are receiving these proxy materials because our records indicate you held shares of our common stock as of the close of business on January 4, 2023 (the “Record Date”), which entitles you to vote at our 2023 Annual Meeting of Stockholders (the “Annual Meeting”) and at any adjournment or postponement of such meeting. These proxy materials are part of a solicitation by the Board of Directors for use at the Annual Meeting. If you would prefer to attend the Annual Meeting in person, you are invited to do so.

Unless the context otherwise requires, the terms “us,” “we,” “our” and the “Company” include Liquidity Services, Inc. and its consolidated subsidiaries. The terms “Board of Directors” and “Board” mean the Board of Directors of the Company.

Q.	When and where is the Annual Meeting?
A.	The Annual Meeting will take place on Thursday, February 23, 2023 at 3:00 p.m., Eastern Time, at our corporate headquarters located at 6931 Arlington Road, Suite 200, Bethesda, Maryland 20814.
Q.	When were these proxy materials mailed?
A.	This Notice of Annual Meeting of Stockholders, proxy statement, proxy card and voting instructions and our 2022 Annual Report are first being mailed on or about January 24, 2023.
Q.	Who may vote at the Annual Meeting?
A.

All holders of common stock of the Company as of the close of business on the Record Date are entitled to vote their shares at the Annual Meeting. As of the Record Date, there were 31,658,008 shares of common stock outstanding and entitled to vote.

All stockholders entitled to vote will vote together as a single class on each matter properly brought before the Annual Meeting.

Q.	What shares can I vote?
A.

You can vote all shares of the Company’s common stock you owned on the Record Date, including shares you hold as the stockholder of record and shares you hold as a beneficial owner.

Each outstanding share of the Company’s common stock entitles its holder to cast one vote on each director nominee and one vote on each other matter to be voted upon.

Q.	What is the difference between holding shares as the stockholder of record and as the beneficial owner?
A.

If your shares are registered directly in your name with the Company’s transfer agent, Computershare Trust Company, N.A., you are considered the “stockholder of record” with respect to those shares. If you are a stockholder of record, these proxy materials and our fiscal 2022 Annual Report have been sent directly to you by the Company.

If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the “beneficial owner” of shares held in street name. Access to these proxy materials and our fiscal 2022 Annual Report was provided to you by your bank, broker or other nominee, who is considered the stockholder of record with respect to those shares. As the beneficial owner, you may direct your broker, bank or other nominee on how to vote your shares by using the voting instruction card included in the mailing or by following their instructions for voting by telephone or on the Internet.

QUESTIONS AND ANSWERS

Q.	What do I need to bring to the Annual Meeting?
A.	You must bring these two items with you to enter the Annual Meeting: (1) Your admission ticket, and (2) Photo identification, such as a driver’s license or passport.
Q.	Where is my admission ticket?
A.

If you are a stockholder of record, your admission ticket was mailed to you along with these proxy materials.

If you are a beneficial owner, you may use proof of your ownership of Company common stock as of the close of business on the Record Date, such as a bank or brokerage account statement, as your admission ticket. If you would prefer to obtain an actual admission ticket, please mail a written request, along with your proof of ownership, to:

Liquidity Services, Inc.

6931 Arlington Road, Suite 200

Bethesda, MD 20814

Attention: Corporate Secretary

Q.	Are any items prohibited at the Annual Meeting?
A.

Yes. Cameras, recording equipment, electronic devices, large bags, briefcases and packages are prohibited at the Annual Meeting. Any stockholder who attempts to bring prohibited items into the Annual Meeting will not be admitted.

Q.	How do I vote my shares?
A.	You may vote using any of the following methods: (1) By mail; (2) By telephone or Internet; or (3) In person at the Annual Meeting.
Q.	How do I vote by mail?
A.

Complete, sign and date the proxy card or voting instruction card you received with these proxy materials and return it in the prepaid envelope.

If you are a stockholder of record and you return your signed proxy card but do not indicate your voting preferences, the persons named in the proxy card will vote your shares in accordance with the recommendations of the Board of Directors.

If you are a stockholder of record, and the prepaid envelope is missing, please mail your completed proxy card to Liquidity Services, Inc., 6931 Arlington Road, Suite 200, Bethesda, MD 20814, Attention: Corporate Secretary.

Q.	How do I vote by telephone or Internet?
A.

To vote by telephone, call the toll-free telephone number on your proxy card. Please have your proxy card in hand when you call. Voice prompts will allow you to vote your shares and confirm that your instructions have been properly recorded.

QUESTIONS AND ANSWERS

To vote by internet, visit www.envisionreports.com/LQDT (for shares you hold as the stockholder of record) and/or www.edocumentview.com/LQDT (for shares you hold as a beneficial owner in street name). Please have your proxy card available when you go online. If you vote on the Internet, you also can request electronic delivery of future proxy materials.

Q.	How do I vote in person?
A.

You may vote in person by attending the Annual Meeting. For additional information regarding attendance at the Annual Meeting, see answers to the questions “What do I need bring to attend the Annual Meeting?”, “Where is my admission ticket?” and “Are any items prohibited at the Annual Meeting?” above.

You may also be represented by another person at the Annual Meeting by executing a legal proxy designating that person. If you are a beneficial owner of shares, you must obtain a legal proxy from your broker, bank or other nominee and present it to the inspector of election with your ballot to vote at the Annual Meeting.

Q.	What can I do if I change my mind after I vote my shares?
A.

If you are a stockholder of record, you can revoke your proxy before it is exercised by:

•
sending written notice to the Corporate Secretary of the Company;
•
delivering a valid, later dated proxy or a later dated vote by telephone or Internet prior to the Annual Meeting; or
•
voting in person at the Annual Meeting.

If you are a beneficial owner, you can revoke your proxy before it is exercised by contacting your broker, bank or other nominee and submitting new voting instructions. You may also vote in person at the Annual Meeting if you obtain a legal proxy as described in the answer to the previous question.

All shares represented by properly executed proxies received before the Annual Meeting and not revoked will be voted under the instructions stated in such proxies. Properly executed proxies that do not contain voting instructions will be voted under the recommendations of the Board of Directors set forth under “What are the voting requirements for the matters to be voted on at the Annual Meeting?” below.

Q.	What is “householding” and how does it affect me?
A.

If you received our proxy materials and fiscal 2022 Annual Report electronically, householding does not affect you.

If you received our proxy materials and fiscal 2022 Annual Report through the mail, householding may affect you. “Householding” is a procedure approved by the Securities and Exchange Commission (the “SEC”) that permits us to send a single copy of our proxy materials and fiscal 2022 Annual Report to stockholders of record who share the same address and last name, unless one or more of these stockholders notifies us they wish to receive an individual copy. This procedure reduces our printing costs and postage fees and conserves natural resources. Stockholders affected by householding will receive separate proxy cards.

If you are a stockholder of record, multiple copies of our proxy materials and fiscal 2022 Annual Report were mailed to your address and you would like to participate in householding, please contact our transfer agent, Computershare Trust Company, N.A. (in writing: c/o Shareholder Services, P.O. Box 505000, Louisville, KY 40233-5000, from within the United States by telephone: 800-662‑7232; and from outside the United States by telephone: + 1 781-575‑2879).

If you are a stockholder of record and you do not wish to participate in householding, please contact our transfer agent.

QUESTIONS AND ANSWERS

If you are a beneficial owner, you may request information about householding from your broker, bank or other nominee.
Q.	What are my voting options?
A.

For Proposal 1 (Election of Directors), you may vote “for” one or more nominees, or you may “withhold” your vote from one or more nominees.

For Proposal 2 (Ratification of Independent Registered Public Accounting Firm), you may vote “for” or “against” the proposal or you may indicate that you wish to “abstain” from voting on the proposal.

For Proposal 3 (Approval of an Amendment to the Company’s Fourth Amended and Restated Certificate of Incorporation to Limit the Liability of Certain Officers of the Company), you may vote “for” or “against” the proposal or you may indicate that you wish to “abstain” from voting on the proposal.

For Proposal 4 (Approval of an Advisory Resolution on Named Executive Officer Compensation), you may vote “for” or “against” the proposal or you may indicate that you wish to “abstain” from voting on the proposal.

For Proposal 5 (Recommendation on the Frequency of Future Advisory Votes on Named Executive Officer Compensation), you may vote for a frequency of “every year,” “every 2 years” or “every 3 years” or you may indicate that you wish to “abstain” from voting on the proposal.

Q.	What is the quorum requirement for the Annual Meeting?
A.

The presence of the holders of a majority of the outstanding shares of common stock entitled to vote at the Annual Meeting, present in person or represented by proxy, is necessary to constitute a quorum. Abstentions and broker non-votes are counted as present and entitled to vote for purposes of determining a quorum.

QUESTIONS AND ANSWERS

Q.	What is a “broker non-vote”?
A.

A “broker non-vote” occurs when a broker, bank or other nominee holding shares for a beneficial owner does not vote on a particular proposal because that holder does not have discretionary voting power for that particular item and has not received instructions from the beneficial owner.

Q.	What are the voting requirements for the matters to be voted on at the Annual Meeting?
A.

A plurality of the votes cast by stockholders who are present in person or by proxy at the Annual Meeting is required for the election of directors. This means that the director nominees with the most “for” votes will be elected. Thus, shares as to which a stockholder “withholds” voting authority and broker non‑votes will not be counted towards any director nominee’s achievement of a plurality and will not affect the outcome of the election of directors. Stockholders may not cumulate their votes in favor of any one nominee.

The affirmative “for” vote of a majority of the votes cast by stockholders who are present, either in person or by proxy, at the Annual Meeting and entitled to vote on the proposal is required to approve each of Proposals 2 and 4. Votes cast “against” Proposals 2 and 4 will count against the approval of the proposal. Abstentions and broker non‑votes will not be counted as votes cast and will not affect the outcome of these proposals.

The affirmative “for” vote of at least sixty-six and two-thirds percent (66 2/3%) of the voting power of the outstanding shares of Company capital stock entitled to vote generally in the election of directors (as opposed to outstanding shares present, in person or by proxy, at the meeting) is required to approve Proposal 3. Votes cast “against”, as well as abstentions and broker non-votes, will be counted against the approval of Proposal 3.

For Proposal 5, the voting frequency (i.e., “every year”, “every two years”, or “every three years”) receiving the affirmative “for” vote of the greatest number of votes cast by stockholders who are present, either in person or by proxy, at the Annual Meeting and entitled to vote on Proposal 5 will be the frequency recommended, on an advisory basis, by our stockholders. Abstentions and broker non-votes will not be counted as votes cast and will not be counted in favor of any recommendation of voting frequency.

If you are a stockholder of record and sign your proxy card with no further instructions, your shares will be voted in accordance with the recommendations of the Board (“for” all director nominees identified in Proposal 1, “for” each of Proposal 2, 3 and 4, and "every year" for Proposal 5).

Brokers, banks and other nominees may not vote without instructions from the beneficial owner on Proposals 1, 3, 4 or 5. Therefore, if your shares are held through a broker, bank or other nominee, they will not be voted on these proposals unless you affirmatively vote your shares in one of the ways described above. If you are a beneficial owner, your broker, bank or other nominee may vote your shares on Proposal 2 even if the broker, bank or other nominee does not receive voting instructions from you.

Q.	Could other matters be decided at the Annual Meeting?
A.

As of the date of this proxy statement, we did not know of any matters to be acted on at the Annual Meeting other than those referred to in this proxy statement.

If other matters are properly presented at the Annual Meeting for consideration, the proxy holders named on the proxy card will have the discretion to vote on those matters for you.

Q.	Can I access these proxy materials online?
A.	Yes, these proxy materials are available under the Investors section of our website at www.liquidityservices.com.

QUESTIONS AND ANSWERS

If you are a stockholder of record and would like to receive our proxy materials electronically in the future, you may enroll in the electronic delivery service at any time by going directly to www.computershare.com/investor and following the enrollment instructions.

If you are a beneficial owner, you also may receive copies of these documents electronically. Please check the information provided in the proxy materials mailed to you by your broker, bank or other nominee regarding the availability of this service.

Opting to receive your proxy materials online will save us the cost of producing and mailing documents to your home or business, and also will give you an electronic link to the proxy voting site.

Q.	Who will pay for the cost of this proxy solicitation?
A.	We will pay the cost of soliciting proxies. Proxies may be solicited on our behalf by directors, officers or employees, acting without special compensation, in person, by telephone or electronically.
Q.	Who will count the vote?
A.	Representatives of our transfer agent, Computershare Trust Company, N.A., will tabulate the votes and act as inspectors of election.

Governance of the Company

Corporate Governance Guidelines

The Board is committed to sound and effective corporate governance practices and has adopted a set of guidelines describing the corporate governance principles and procedures by which it functions (the “Governance Guidelines”). The Corporate Governance and Nominating Committee (the “Governance Committee”) reviews the Governance Guidelines periodically, or more frequently as necessary, and recommends changes to the Board as appropriate. The Governance Guidelines, and the charter of each of the committees of the Board (i.e., the Audit Committee, the Governance Committee and the Compensation Committee), are available on our website at https://investors.liquidityservices.com/corporate-governance. Stockholders may request a free copy of these documents by sending a written request to our Corporate Secretary at Liquidity Services, Inc., 6931 Arlington Road, Suite 200, Bethesda, MD 20814.

Among other matters, the Governance Guidelines address board selection, composition and evaluation, engagement of outside advisors, succession planning and stockholder communication with the Board.

Board Leadership Structure

The Board believes it is important to retain the flexibility to select its leadership structure, and regularly reviews the Board leadership structure as part of the succession planning process. The Board presently believes that combining the role of Chairman and Chief Executive Officer (“CEO”) is in the best interests of the Company and our stockholders and has selected Mr. Angrick for these roles. Mr. Angrick, a co-founder of the Company, has extensive industry experience and knowledge gained through 23 years of hands-on management and engagement with the Company’s senior leaders, employees and business partners, as well as industry influencers. Mr. Angrick has a history of outstanding leadership through both strong and challenging periods as our Chairman and CEO since 2000.

Lead Independent Director

The Board believes that strong, independent Board leadership and oversight is critical to effective corporate governance. The Board has established the position of Lead Director to provide an appropriate balance of leadership among directors, given the combination of the roles of Chairman and CEO. The Lead Director is an independent director elected for a period of at least one year by the independent directors and whose responsibilities include:

•
Setting the agendas for and leading executive sessions;
•
Calling meetings of the independent directors;
•
Facilitating teamwork and communication among the independent directors at and outside of Board meetings;
•
Serving as liaison between the Chairman and the independent directors;
•
Presiding at all Board meetings at which the Chairman is not present;
•
Approving Board meeting schedules and agendas, and working with the Chairman and committee chairs to ensure there is sufficient time for discussion of all agenda items; and
•
Leading the performance assessment of the CEO, in conjunction with the Chair of the Compensation Committee.

Patrick W. Gross has served as the Lead Director since August 2013.

Governance of the Company

Director Independence

The Board makes an affirmative determination regarding the independence of each director annually, based upon the recommendation of the Governance Committee. Under the Nasdaq Stock Market LLC’s (“Nasdaq”) listing standards (the “Nasdaq Standards”), an independent director is a director that the Board determines meets the objective standards for “director independence” set forth in the Nasdaq Standards and who is free of any other relationship with the Company that, in the Board’s opinion, would interfere with exercising such person’s independent judgment in carrying out the responsibilities of a director. The Board has not established categorical standards or guidelines to use in making these independence determinations but rather considers all relevant facts and circumstances. In addition, the directors who serve on the Audit Committee each must satisfy SEC standards, which state that Audit Committee members may not accept, directly or indirectly, any consulting, advisory or other compensatory fee from the Company other than their director compensation or fixed payments under a retirement plan for prior service. Similarly, in determining whether the directors who serve on the Compensation Committee satisfy the Nasdaq Standards for service on that committee, the Board must consider the source of compensation of each member, including any consulting, advisory or other compensatory fee from the Company other than their director compensation or fixed payments under a retirement plan for prior service, as well as whether the member is affiliated with the Company, any of its subsidiaries or any affiliate of its subsidiaries.

The Board has determined that Phillip A. Clough, Katharin S. Dyer, George H. Ellis, Patrick W. Gross, Beatriz V. Infante and Edward J. Kolodzieski (75% of our directors) are independent under the Nasdaq Standards. The Board has also determined that Mr. Angrick, our Chairman and CEO, is not independent under the Nasdaq Standards. Additionally, although the Board has determined that Mr. Mateus-Tique, who retired from his position as our President and Chief Operating Officer in 2009, would qualify as independent under the Nasdaq Standards, the Company has elected to not treat him as such due to his former role with the Company and proxy advisory firm guidelines.

DIRECTOR INDEPENDENCE
75%
25%
Independent
Non-Independent

Governance of the Company

Board Oversight of Risk

The Board has overall responsibility for oversight of the risks facing the Company. The Board implements its risk oversight function both directly and indirectly through delegation to committees that report back to the Board. For example, the Board is directly involved in overseeing cyber security risk while the oversight of other risks, such as risks related to accounting and compensation, is delegated to committees. The below chart describes the Board’s oversight of risk management:

THE BOARD

- Seeks to understand the material risks we face and to allocate among the full Board and its committees responsibilities for oversight of how management addresses those risks, including the risk management systems and processes management uses for this purpose.
- Considers risks faced by the Company periodically throughout the year and at such other times as the Board considers appropriate with respect to specific proposed actions.

MANAGEMENT

The Chairman and CEO is responsible for:

- Keeping the Board apprised of material risks facing the Company.
- Updating the Governance Committee on material risks facing the Company and how management is addressing such risks.

Corporate Governance and Nominating Committee

- Oversees the Company's risk management systems and processes throughout the year.
- Discusses material risks facing the Company at each of its regularly scheduled meetings and more frequently as necessary.
- Evaluates the Company's environmental, social and corporate governance-related risks and goals.
- Reviews senior management succession planning.

Compensation Committee

- Oversees the assessment of risks related to the Company's compensation structure.
- Assesses whether the Company's compensation structure establishes appropriate incentives for management and employees.
- Oversees the Company's policies and strategies relating to culture and human capital management, including diversity and inclusion.

Audit Committee

- Oversees processes for assessing financial risks and effectiveness of internal controls systems.
- Reviews and discusses with our Independent Auditor and management our significant financial risk exposures and steps management has taken to monitor and control such exposures.

Continuous Oversight; Identification and Management of New Risks. Oversight of risk is an ongoing process. Management continually reviews and analyzes the risk profile of the Company. On at least a quarterly basis, management presents to the Governance Committee on material risks facing the Company and the approach for addressing such risks. To identify material risks, all members of the executive team are surveyed and asked to rank risk categories. The executive team are also polled to identify new risk categories. The members of the Governance Committee are given ample time to review and discuss the risks with management. Information on risks is also periodically presented to the full Board to allow all of the directors the information needed to ensure they can adequately oversee the Company’s risk profile.

Governance of the Company

Risk Considerations in Our Compensation Program. The Company regularly assesses its risk exposure, including exposures that may be associated with our compensation programs. In fiscal 2022, our compensation risk assessment considered a variety of factors. Through this assessment, we determined that our compensation programs do not pose excessive risk because:

•
Our compensation programs appropriately balance fixed compensation with short-term and long-term variable compensation and cash-based compensation with equity-based compensation, so no one pay element would motivate employees to engage in excessive risk taking.
•
The design of annual incentive compensation does not lend itself to excessive risk taking because we:
•
fund annual incentive awards based on a variety of pre‑established performance conditions, thus diversifying the risk associated with any single indicator of performance;
•
establish performance targets objectively determined with verifiable results;
•
incorporate pre‑established caps for all awards; and
•
retain discretion to decrease bonus payouts.
•
The Company’s long-term incentive program encourages employees to focus on the long-term success of the Company by providing stock options, stock appreciation rights, restricted stock awards and restricted stock units (“RSUs”), which reward employees if the Company’s stock price increases, and which decline in value if our stock price declines, in all cases reducing the motivation employees may have to take excessive risks.

Board and Committee Membership

Our bylaws provide that our Board shall consist of at least three members and the exact number of directors will be determined from time to time by resolution of our Board. Our Board currently comprises eight directors, divided into three classes: Class I, Class II and Class III. The term for each class of directors expires at successive annual meetings. The Class I directors are William P. Angrick, III and Edward J. Kolodzieski, the Class II directors are Phillip A. Clough, George H. Ellis and Jaime Mateus-Tique, and the Class III directors are Katharin S. Dyer, Patrick W. Gross and Beatriz V. Infante.

The Board met five times during fiscal 2022. Each director attended 75% or more of the total number of meetings of the Board held while he, she or they was a director and of each committee on which he, she or they served while he, she or they was a member of that committee. Our directors are also encouraged to attend each Annual Meeting of Stockholders. Four directors attended the 2022 Annual Meeting.

Governance of the Company

The table below provides membership information for the Board and each committee of the Board as of the date of this proxy statement.

Name	Position	Year Current Term Expires	Director Since	Independent	Audit Committee	Compensation Committee	Governance Committee

Mr. Clough	Class II director	2023	2004	YES		●	Chair

Mr. Ellis	Class II director	2023	2010	YES	Chair

Mr. Mateus-Tique	Class II director	2023	2000	NO

Ms. Dyer	Class III director	2024	2020	YES		●	●

Mr. Gross**	Class III director	2024	2001	YES	●		●

Ms. Infante	Class III director	2024	2014	YES	●	Chair

Mr. Angrick	Class I director	2025	2000	NO

Mr. Kolodzieski	Class I director	2025	2015	YES		●	●

** Lead independent director

Board Committees and Composition

The Board’s current standing committees are the Audit Committee, the Compensation Committee and the Governance Committee. The Board reviews committee membership, charters and responsibilities every year. Each committee’s charter is available on the Investors section of our website at https://investors.liquidityservices.com/corporate-governance.

Additional information on each committee, including the members, the number of meetings held in fiscal 2022 and the duties and responsibilities of such committee, are available on the following pages.

Governance of the Company

Audit Committee

Members

Mr. Ellis (chair), Mr. Gross and Ms. Infante

Meetings

The Audit Committee met 6 times in fiscal 2022.

Director Independence

The Board has determined that every member of the Audit Committee is independent, as defined by the Company’s director independence standards, the Nasdaq Standards and SEC rules.

Financial Expert

The Board has determined that Mr. Ellis is an “audit committee financial expert” within the meaning of such term under Item 407 of the Sarbanes-Oxley Act of 2002.

Committee Report

See page 43.

Primary Duties and Responsibilities*

•
Be directly responsible for the appointment, compensation, retention, termination and oversight of the work of the Independent Auditor.
•
Evaluate the Independent Auditor’s qualifications, performance and independence.
•
Pre-approve all audit and permissible non-audit services provided by the Independent Auditor.
•
Discuss with the internal auditors and the Independent Auditor the overall scope and plans for their respective audits, including the adequacy of staffing and budget or compensation.
•
Review and discuss with the Independent Auditor the matters required to be discussed by the Independent Auditor under applicable standards.
•
Review and discuss: (i) the Company’s quarterly financial statements and annual audited financial statements with management and the Independent Auditor prior to including the financial statements in any filing made with the SEC; and (ii) the results of quarterly reviews and annual audits.
•
Review and approve related person transactions.
•
Review and discuss earnings press releases, as well as corporate practices with respect to earnings press releases and financial information and earnings guidance provided to analysts and rating agencies.
•
Review and discuss management’s assessment of the effectiveness of internal control over financial reporting and the Independent Auditor’s report on the Company’s internal control over financial reporting.
•
Discuss with management, the internal auditors, and the Independent Auditor any significant changes in internal control over financial reporting that are disclosed, or considered for disclosures, in the Company’s periodic filings with the SEC.
•
Review and discuss the adequacy and effectiveness of the Company’s disclosure controls and procedures.
•
Review the policies and procedures with respect to officers’ expense accounts and perquisites, including use of corporate assets, and consider the results of any review of these areas by the internal auditor or the Independent Auditor.
•
Oversee the Company’s compliance programs with respect to legal and regulatory requirements and the Company’s code of conduct and procedures to monitor compliance.
•
At least annually, meet to review the implementation and effectiveness of the Company’s compliance programs with the Chief Legal Officer.
•
Oversee the Company’s processes for assessing financial-related risks and review and discuss the Company’s major financial risk exposures and the steps management has taken to monitor and control such exposures.
•
Establish and oversee procedures for the receipt, retention, and treatment of complaints received by the Company regarding accounting, internal accounting controls, auditing and federal securities law matters, and the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters, and federal securities law matters.

Governance of the Company

•
Set hiring policies for employees or former employees of the Independent Auditor that meet applicable SEC regulations.
•
Review and discuss with management the environmental, social and governance disclosures included in the Company’s Annual Report on Form 10-K.
•
Perform an evaluation of its performance at least annually.
•
Review and reassess the adequacy of its charter at least annually and submit proposed revisions, if any, for the approval of the Board.

* For a full description of the duties and responsibilities of the Audit Committee, see the Audit Committee Charter, available on our website at https://investors.liquidityservices.com/corporate-governance.

Governance of the Company

Governance Committee

Members
Mr. Clough (chair), Ms. Dyer, Mr. Gross and Mr. Kolodzieski

Meetings

The Governance Committee met 5 times during fiscal 2022.

Director Independence

The Board has determined that every member of the Governance Committee is independent, as defined by the Company’s director independence standards and the Nasdaq Standards.

Primary Duties and Responsibilities*

•
Recommend director candidates.
•
Develop and recommend to the Board criteria for identifying and evaluating director candidates.
•
Review director candidates’ qualifications (including independence) and any potential conflicts with the Company’s interests.
•
Asses the contributions of current directors in connection with their re-nomination.
•
Periodically review and recommend to the Board updates to the Company’s procedures for the consideration of director candidates recommended by stockholders.
•
Consider any director candidates recommended by the Company’s shareholders.
•
Oversee the Company’s corporate governance practices and procedures.
•
Review the Board’s committee structure, composition and responsibilities and recommend to the Board for its approval directors to serve as members of each committee and the chairperson of each committee.
•
Monitor the functioning of the Board’s committees and make recommendations to the Board regarding changes.
•
Review the Company’s corporate governance guidelines on a periodic basis and recommend changes as appropriate to the Board.
•
Oversee the Company’s succession planning related to senior management and make recommendations to the CEO regarding management succession planning.
•
Oversee the Company’s risk management systems and processes and review and discuss the material risks facing the Company and how management is addressing such risks.
•
Review and assess the channels through which the Board receives information, and the quality and timeliness of information received.
•
Oversee the annual evaluation process for the Board, its committees, and individual directors.
•
Report regularly to the Board with respect to its activities and periodically update the Board on material developments in the area of corporate governance and annually review governance disclosures to be included in the Company’s proxy statement.
•
Evaluate the Company’s environmental, social, and governance-related risks and the Company’s environmental and social goals, policies and programs.
•
Oversee and review the environmental, social and governance disclosures in the Company’s proxy statement.
•
Perform an evaluation of its performance at least annually.
•
Review and reassess the adequacy of its charter at least annually and submit proposed revisions, if any, for the approval of the Board.

* For a full description of the duties and responsibilities of the Governance Committee, see the Governance Committee Charter, available on our website at https://investors.liquidityservices.com/corporate-governance

Governance of the Company

Compensation Committee

Members
Ms. Infante (Chair), Mr. Clough, Ms. Dyer and Mr. Kolodzieski

Meetings
The Compensation Committee met 4 times during fiscal 2022.

Director Independence
The Board has determined that each member of the Compensation Committee is independent, as defined by the Company’s director independence standards and the Nasdaq Standards.

Committee Report
See page 81.

Primary Duties and Responsibilities*

•
Oversee the Company’s overall compensation structure, policies and programs, and assess whether the Company’s compensation structure establishes appropriate incentives.
•
Oversee the assessment of risks associated with the Company’s compensation programs.
•
Conduct an annual performance assessment of the CEO and review and approve annually corporate goals and objectives relevant to compensation of the CEO and other executive officers.
•
Review and approve annually the compensation for the CEO and other executive officers.
•
Review and approve any employment-related agreements, any proposed severance arrangements or change in control and similar agreements/provisions, and any amendments, supplements or waivers to the foregoing agreements, with the CEO and other executive officers.
•
Biennially review and make recommendations to the Board with respect to the compensation of members of the Board who are not executive officers.
•
Administer and implement the Company’s incentive compensation plans and equity-based plans.
•
Assess annually the desirability of proposing and make recommendations to the Board with respect to (a) any new incentive compensation plans and equity-based plans and (b) any amendments to, including increase in shares reserved for issuance under, existing plans.
•
Administer and make recommendations to the Board regarding the adoption, amendment or rescission of the Company’s retirement, excess benefit and deferred compensation plans, if any.
•
Assess the results of the Company’s most recent advisory vote on executive compensation.
•
Review and approve the inclusion of the advisory vote on executive compensation proposal, and the frequency of such proposal, in the Company’s proxy statement when and as applicable.
•
Retain and terminate compensation consultants, legal counsel or other advisors, be directly responsible for the appointment, compensation and oversight of the work of such consultants, legal counsel or advisors, and receive appropriate funding from the Company for payment of compensation of such consultants, legal counsel or advisors.
•
Assess the independence of any compensation consultants, legal counsel and other advisors who provide advice to the Compensation Committee in accordance with the Nasdaq Standards.
•
Review and discuss with management the Company’s Compensation Discussion and Analysis and related disclosures and recommend to the Board based on such review and discussions whether the Company’s Compensation Discussion and Analysis should be included in the Company’s annual report and proxy statement.
•
Oversee preparation of the Compensation Committee report.
•
Annually review the performance of the investment funds offered through the Liquidity Services, Inc. 401(k) Profit Sharing and Trust Plan (the “401(k) Plan”), performance of trustees and investment advisors, and the performance of the plan committees in the discharge of their duties.
•
Periodically review the Company’s Director Stock Ownership Policy and Executive Stock Ownership Policy.
•
Assist the Board in its oversight of the Company’s polices and strategies relating to culture and human capital management, including diversity, equity and inclusion.
•
Review and discuss with management the human capital management disclosures included in the Company’s proxy statement and its periodic filings with the SEC.

Governance of the Company

•
Perform an evaluation of its performance at least annually.
•
Review and reassess the adequacy of its charter at least annually and recommend any proposed revisions, if any, for approval by the Board.

* For a full description of the duties and responsibilities of the Compensation Committee, see the Compensation Committee Charter, available on our website at https://investors.liquidityservices.com/corporate-governance.

Governance of the Company

Recommendation of Director Candidates

As indicated above, one of the primary duties and responsibilities of the Governance Committee is to develop and recommend to the Board criteria for identifying and evaluating director candidates. The Governance Committee has developed, and the Board has approved, the use of the following criteria for identifying and evaluating director candidates.

Identification. Candidates may come to the attention of the Governance Committee through the directors, the CEO, professional search firms (to whom we pay a fee), stockholders or other persons. The Company has also sought to identify potential candidates through professional associations and initiatives, such as the National Association of Corporate Directors (“NACD”), The Boston Club, The Athena Alliance and Stanford Women on Boards.

The Governance Committee will consider candidates for director suggested by our stockholders, provided that the recommendations are made in accordance with the procedures required under our bylaws and described in this proxy statement under the heading “Requirements, Including Deadlines, for Submission of Proxy Proposals, Nomination of Directors and Other Business of Stockholders.” Director candidates recommended by stockholders under these procedures will be evaluated by the Governance Committee like other director candidates using the process set forth below.

Evaluation. Initially, the Governance Committee looks for individuals who meet certain minimum qualifications approved by the Board, including the highest level of personal and professional ethics and integrity, sound judgment, the ability to make independent analytical inquiries, the willingness to devote adequate time and resources to diligently perform Board duties and appropriate and relevant business experience and acumen. For additional information on the types of business experience considered by the Governance Committee, see “Proposal 1—Election of Directors” below. The Governance Committee also considers the number of other boards of public companies on which the candidate currently serves.

Next, the Governance Committee considers whether the candidate would be a good fit for the Board overall. The goal is to find candidates with experiences and skill sets that complement those of current directors to create a balanced Board with diverse viewpoints and deep expertise. The Governance Committee does not prescribe set diversity standards but considers diversity to be an important consideration when evaluating a candidate. The Governance Committee considers the various characteristics of each candidate, such professional experience, race, ethnicity, gender, age, thought, skills and background, to determine if such candidate would provide a unique perspective that may help the Board address the complex issues it faces.

Governance of the Company

The Governance Committee is committed to continuously evolving and enhancing our disclosures about Board diversity in response to feedback from stockholders and other stakeholders. Beginning in 2021, we surveyed the Board and asked each Director to self-identify their race/ethnicity, gender identity, disability, military experience, and LGBTQ+ identity. The results are presented below in compliance with Nasdaq’s new disclosure format.

Board Diversity Matrix (as of the Record Date)
Total Number of Directors	8
Part I: Gender Identity	Female	Male	Non-Binary	Did Not Disclose Gender
Directors	2	6	-	-
Part II: Demographic Background
African American or Black	-	-	-	-
Alaskan Native or Native American	-	-	-	-
Asian	-	-	-	-
Hispanic or Latinx	1	-	-	-
Native Hawaiian or Pacific Islander	-	-	-	-
White	2	5	-	-
Two or More Races or Ethnicities	1	-	-	-
LGBTQ+	-	-	-	-
Did Not Disclose Demographic Background	-	1	-	-
Part III: Supplemental Self-Identification
Military Veteran	-	1	-	-
Person with Disability/Disabilities	-	-	-	-
Person of International/Non-U.S. Origin	1	1	-	-

Code of Conduct

Our Board has adopted a Code of Conduct applicable to all of our directors, officers and employees to protect and promote organization-wide integrity and to enhance the Company’s ability to achieve its mission.

The Code of Conduct embodies general principles such as compliance with laws, acting with honesty and integrity, avoidance of conflicts of interest, maintenance of accurate and timely financial and business records, use of the Company’s assets for legitimate business purposes only, provision and acceptance of gifts to or from customers, suppliers and governments in compliance with law, protecting the Company’s information and dealing fairly with other companies.

All directors, officers, and employees must report violations and suspected violations of the Code of Conduct and any concerns they may have pertaining to non‑compliance with the Code of Conduct by following certain procedures described in the Code of Conduct. The Code of Conduct includes instructions on how to anonymously submit concerns through a hotline that is available 24 hours a day / 365 days a year. All reports of suspected Code of Conduct violations will be forwarded to the Legal Department and the Human Resources Department, except for complaints and concerns involving accounting or auditing matters, which will be handled in accordance with procedures established by the Audit Committee.

The Code of Conduct is available on our website, www.liquidityservices.com, at “Investors—Corporate Governance—Governance Documents.” A free printed copy is available to any stockholder who requests it by writing to us at Liquidity Services, Inc., 6931 Arlington Road, Suite 200, Bethesda, MD 20814, Attention: Legal Department. We intend to disclose future amendments to certain provisions of the Code of Conduct, or waivers of such provisions granted to executive officers and directors, on our website within four business days following the date of such amendment or waiver.

Governance of the Company

Reducing Environmental Impact; Increasing Social Impact

We believe that our obligations to our stockholders include being a responsible corporate citizen. Our vision is to build the world’s leading marketplace for surplus and idle assets that benefits sellers, buyers and the planet. This vision, with its emphasis on environmental responsibility, is ingrained in our business strategy and the services we provide. We enable corporate and government agency sellers to directly reduce waste generated by redistributing end-of-life products or assets through our solutions, thereby improving the net financial recovery generated while positively impacting the communities they serve. Some of the world's largest forward-thinking corporations and government agencies have enhanced their stewardship of communities and the environment by using our services and selling their surplus assets through our marketplaces.

Besides our fundamental business model, which emphasizes the importance of reusing assets, we also encourage the disposal of surplus in an environmentally-safe manner. For example, where consumer electronics waste is not sold, we recycle such consumer electronics waste through professional recycling companies with R2 or similar publicly-recognized recycling standards. In our warehouses, we also recycle cardboard and plastic dunnage received from sellers.

Our focus on virtual solutions and online auctions also serve the environment by reducing environmental risks caused by travel and transportation. When using our self-directed solutions on our GovDeals and AllSurplus marketplaces, sellers do not have to ship their goods to a site for an auction, thereby reducing emissions into the environment. In addition, individuals do not have to travel to and from an auction site, further reducing emissions.

Human Capital Management

In order to achieve our goal to build the world’s leading marketplace for surplus assets, it is crucial that we attract, develop and retain employees who deliver outstanding performance. To do so, we strive to make the Company a rewarding place to work and an environment where we promote diversity, equity and inclusion. As of September 30, 2022, we had 735 employees worldwide. We also utilize temporary workers to augment staffing during peak business cycles and to fill certain open positions on a temporary basis.

We believe our employees are key to achieving our business goals and growth strategy. We track and report internally on certain key metrics, such as employee engagement, employee net promoter score, turnover rate, workforce growth and internal mobility.

We embrace diversity, equity and inclusion. We actively recruit talent with a diversity of experiences, backgrounds, and ideas. By doing so, we aim to leverage the variety of skills and perspectives inherent in a diverse workforce, improve our problem-solving abilities, and bring innovative solutions to a wider range of clients and customers.

Communication with Directors

Stockholders and other interested parties may communicate with the Board by writing c/o the Corporate Secretary, Liquidity Services, Inc., 6931 Arlington Road, Suite 200, Bethesda, MD 20814. Communications intended for a specific director or directors should be addressed to the attention of the relevant individual(s) c/o the Corporate Secretary at the same address.

Our Corporate Secretary will review all correspondence intended for the Board and forward to the Board a summary of such correspondence and a copy of the correspondence that, in the opinion of the Corporate Secretary, requires the Board’s attention. Directors may at any time review a log, and receive copies, of all correspondence received by the Corporate Secretary that is intended for the Board.

In addition, the Audit Committee has established a procedure for parties to submit concerns regarding what they believe to be questionable accounting, internal controls and auditing matters. Concerns may be reported through our Compliance Helpline at 888-475‑8376. Concerns may be submitted anonymously and confidentially.

Governance of the Company

Our Executive Officers

Our team of experienced executive officers also support the governance of the Company. Biographical information on our executive officers (other than Mr. Angrick, whose biographical information appears in this proxy statement under “Proposal 1 - Our Board of Directors”) is below:

Name	Age	Position
Jorge A. Celaya	56	Chief Financial Officer
John P. Daunt	57	Chief Commercial Officer
Steven J. Weiskircher	49	Chief Technology Officer
Mark A. Shaffer	49	Chief Legal Officer and Corporate Secretary
Novelette Murray	57	Chief Human Resources Officer

Jorge A. Celaya has served as our Chief Financial Officer since 2015. Mr. Celaya has more than 30 years of experience in capital markets, financial accounting, operations, and strategic transformation with global and publicly held companies in diverse industries. Before joining the Company, he co-founded Avanz Capital, an independent investment firm focused on private equity investing across emerging markets. Before that, Mr. Celaya was Executive Vice President and Chief Financial Officer for both FTI Consulting, a global provider of business restructuring, financial consulting, and e-discovery software and services, and Sitel Corporation, a global provider of business process outsourcing services. From 1990 to October 2003, Mr. Celaya also held various corporate and operating group positions with Schlumberger Ltd. where he worked across multiple industries and sectors both domestically and internationally. Mr. Celaya holds a Bachelor of Arts degree and a Master’s in Business degree from the University of Texas at Austin.

John P. Daunt has served as our Chief Commercial Officer since April 2019. Previously, Mr. Daunt was our Senior Vice President, CAG North America, from June 2018 to April 2019, Senior Vice President, Global Operations and DoD from August 2015 to May 2018 and Senior Vice President, Account Management from November 2014 to July 2015. Before joining the Company, Mr. Daunt served as Senior Vice President of FedBid, Inc., a company that allows federal, state and local governments, and educational institutions to purchase goods and services through a reverse auction-based platform, from March 2013 to November 2014. Prior to that, Mr. Daunt was Vice President and General Manager of AssetNation and an Account Executive at Ariba, Inc. Mr. Daunt also served as a Naval Flight Officer in the US Navy. Mr. Daunt holds a B.S. in Entrepreneurial Studies from Babson College.

Steven J. Weiskircher has served as our Chief Technology Officer since August 2019. Prior to joining the Company, Mr. Weiskircher was Vice President, Omnichannel, Marketing, and Digital Delivery Technology at GameStop, a video game, consumer electronics, and wireless services retailer, from July 2018 through July 2019. Prior to that, Mr. Weiskircher worked for ThinkGeek, a retailer, as Chief Information Officer from February 2013 through July 2018. Mr. Weiskircher has also been employed as Chief Information Officer at Fanatics, Inc. and as Vice President, Information Technology at Crutchfield Corporation. Mr. Weiskircher served as a Captain in the U.S. Army Signal Corps. Mr. Weiskircher holds a B.S. in Mechanical Engineering from Virginia Tech and a M.S. in Management Information Systems from the University of Virginia.

Mark A. Shaffer has served as our Chief Legal Officer and Corporate Secretary since July 2016. Before this role, Mr. Shaffer was Senior Associate General Counsel and Assistant General Counsel from September 2012 to July 2016. Before joining the Company, Mr. Shaffer served as Senior Counsel and Global Compliance Officer for Barnes Group, Inc., an international industrial and aerospace manufacturer and service provider, from June 2010 to August 2012. Before that, he served in other roles at Barnes Group and as Senior Counsel at the law firm of Miller Canfield, where he focused on industrial and automotive mergers and acquisitions and commercial negotiations. Mr. Shaffer also served as Senior Counsel for Kmart Corporation and as an associate at the law firms of LeBoeuf, Lamb, Greene & MacRae LLP and Latham & Watkins LLP. Mr. Shaffer holds a B.S. in Foreign Service and a J.D. from Georgetown University. Mr. Shaffer became a NACD Board Leadership Fellow in 2020.

Governance of the Company

Novelette Murray has served as our Chief Human Resources Officer since October 2020. In this role, Ms. Murray leads all aspects of human resources and is responsible for aligning talent with the Company’s business strategy, including hiring, training, development, performance management, diversity and inclusion, and succession planning. Ms. Murray originally joined the Company in 2010 as the Director of Human Resources. She was promoted multiple times during her tenure with the Company, serving as both Sr. Director of Human Resources and Vice President, HR Operations before becoming Chief Human Resources Officer. Prior to her employment with the Company, Ms. Murray served as Senior Human Resources Manager for the U.S. Concrete Pipe Division of Cemex, a global building materials company, from 2006 to 2010. Prior to that, Ms. Murray was the Director of Human Resources for Houston ENT, an otolaryngology physician group, from 2000 to 2006, and a Human Resources Associate at GE Healthcare, a manufacturer of medical imaging equipment, from 1995 to 2000. Ms. Murray received a B.A. in Organizational Communication with honors from Rollins College and a M.B.A. from University of Maryland University College.

COMPENSATION OF NON-EMPLOYEE DIRECTORS

Director Compensation

Our non-employee directors receive a combination of cash and equity compensation for service as directors. Directors employed by the Company (such as Mr. Angrick) receive no compensation for their service as directors. The Compensation Committee, in consultation with its independent compensation consultant, periodically reviews non‑employee director compensation and recommends changes based on competitive market data. Based on such review and recommendations, the Board approved the following compensation for non-employee directors for calendar year 2022:

•
Total annual target compensation remained at $145,000 with $45,000 payable in cash and $100,000 payable in equity. This is unchanged from the calendar year 2021.
•
Each non-employee director must elect one of three options for equity compensation (i.e., 60% options / 40% RSUs, 20% options / 80% RSUs, or 100% RSUs). The available options for calendar year 2022 are the same as those for calendar year 2021, however certain directors made different elections for calendar year 2022. Each director’s election is explained in additional detail in the table below.
•
Directors are also entitled to additional cash retainers for committee service and committee leadership. The cash retainer payable to the Chair of the Audit Committee increased from $15,000 for calendar year 2021 to $20,000 for calendar year 2022 and the cash retainer payable to the Chair of the Compensation Committee increased from $7,500 for calendar year 2021 to $12,000 for calendar year 2022. The cash retainer payable to members of the Audit Committee other than the Chair was increased from $7,500 for calendar year 2021 to $10,000 for calendar year 2022 and for members of the Compensation Committee other than the Chair from $3,750 for calendar year 2021 to $5,000 for calendar year 2022.
•
The cash retainer payable to the Lead Director and Governance Committee members remained consistent with calendar year 2021.
•
Any new director joining the Board in the calendar year 2023 will be entitled to an initial equity grant of $135,000.

COMPENSATION OF NON-EMPLOYEE DIRECTORS

Non‑employee director compensation for calendar year 2022 is summarized in the following table:

Annual Compensation Element for Role	Board Compensation
General Board Service—Cash Retainer	$45,000
Lead Director—Cash Retainer	$7,500
Committee Chair Service—Cash Retainer
Audit Committee	$20,000
Compensation Committee	$12,000
Governance Committee	$7,500
Committee Service—Cash Retainer
Audit Committee	$10,000
Compensation Committee	$6,000
Governance Committee	$3,750
General Board Service—Equity (Each Director Elects One of Three Following Options)
Option Value (60%)	$60,000
RSU Value (40%)	$40,000 or
Option Value (20%)	$20,000
RSU Value (80%)	$80,000 or
Option Value (0%)	$0
RSU Value (100%)	$100,000
Vesting Schedule	Stock options and RSUs generally vest in full on February 1 of each year (one year vesting period).

Cash retainers to our non-employee directors are paid quarterly in advance and may be paid in the form of grants of options or RSUs upon the director making an irrevocable annual election. Mr. Gross was the only director to make such an election for the calendar year 2022.

Non-employee directors also receive equity-based compensation in the form of options and/or RSUs, as elected by the director and described in further detail in the table below. Annual non-employee director equity awards are granted in February and vest on the one-year anniversary of the grant date, subject to the director’s continued service with the Company through that date. Options granted to non-employee directors expire ten years from the date of grant.

For 2022, each non-employee director received an equity award with an aggregate value of $100,000. Such awards vest on February 1, 2023, subject to the director’s continued service with the Company through such date. The number of options to be granted was determined using the Black Scholes model. The number of RSUs to be granted was determined by dividing the value of the award by the closing price of our common stock on the grant date ($19.21).

Non‑employee directors are also reimbursed for expenses they incur in attending Board and committee meetings.

Director Stock Ownership and Anti-Hedging Requirements

We require our non-employee directors to hold shares of our common stock having a value equal to five times the value of his, her or their annual cash retainer. New non-employee directors have five years after his, her or their appointment to the Board to satisfy this requirement. Each non-employee director has satisfied or is on track to satisfying the stock ownership requirement within the applicable timeframe. Non-employee directors may not purchase any financial instrument or enter any transaction that hedges or offsets any decrease in the market value of our common stock (including, but not limited to, prepaid variable forward contracts, equity swaps, collars, or exchange funds). A copy of the Director Stock Ownership Policy is available under the Investors section of our website at www.liquidityservices.com.

COMPENSATION OF NON-EMPLOYEE DIRECTORS

Director Compensation for Calendar Year 2022

The following table sets forth the total cash and equity compensation paid to our non‑employee directors for their service on the Board and committees of the Board during calendar year 2022:

Name	Retainer Fees (Paid in Cash)(1)	Stock Awards(2)(3)(4)	Option Awards(2)(3)(5)	Total ($)
Phillip A. Clough	$58,500	$100,000	$0	$158,500

Katharin S. Dyer	$54,750	$100,000	$0	$154,750

George H. Ellis	$65,000	$100,000	$0	$165,000

Patrick W. Gross	$0	$146,250	$20,000	$166,250

Beatriz V. Infante	$67,000	$100,000	$0	$167,000

Edward Kolodzieski	$54,750	$100,000	$0	$154,750

Jaime Mateus-Tique	$45,000	$100,000	$0	$145,000

(1)
Retainer fees, at the election of each director, may be paid in cash or in the form of options or RSUs. Mr. Gross elected to receive his retainer fees in the form of RSUs. On February 1, 2022, Mr. Gross was granted 3,449 RSUs in lieu of a retainer fee. These RSUs will vest on February 1, 2023. All other directors elected to receive retainer fees in the form of cash.
(2)
The amounts reported in these columns reflect the aggregate grant date fair value of grants of options and RSUs to each of the non-employee directors, computed under U.S. generally accepted accounting principles (“GAAP”), disregarding estimates of forfeitures related to service-based vesting conditions. For additional information about the assumptions used in these calculations, see Note 2 and Note 12 to our audited consolidated financial statements in our Annual Report on Form 10-K for the fiscal year ended September 30, 2022.
(3)
Mr. Clough, Ms. Dyer, Mr. Ellis, Ms. Infante, Mr. Kolodzieski and Mr. Mateus-Tique each elected to receive all their equity compensation in RSUs with a grant date fair value of $100,000. Mr. Gross elected to receive twenty percent of his equity compensation in options with a grant date fair value of $20,000, and eighty percent of his equity compensation in RSUs with a grant date fair value of $80,000. On February 1, 2022, we granted the following as equity compensation: (i) 5,206 RSUs to each of Mr. Clough, Ms. Dyer, Mr. Ellis, Ms. Infante, Mr. Kolodzieski and Mr. Mateus-Tique; and (ii) options to purchase 1,767 shares of our common stock with an exercise price per share of $19.21 and 7,613 RSUs to Mr. Gross. The number of options granted was determined using the Black Scholes model. The number of RSUs granted was determined by dividing the value of the award by the closing price of our common stock on the grant date ($19.21).
(4)
On September 30, 2022, our non‑employee directors held the following unvested RSUs: Phillip A. Clough, 5,206; Katharin S. Dyer, 5,206; George H. Ellis, 5,206; Patrick W. Gross, 7,613; Beatriz V. Infante, 5,206; Edward J. Kolodzieski, 5,206; and Jaime Mateus-Tique, 5,206.
(5)
On September 30, 2022, our non-employee directors held the following stock option awards, some of which were not fully vested: Phillip A. Clough, 77,471 options; Katharin S. Dyer, 0 options; George H. Ellis, 19,098 options; Patrick W. Gross, 200,511 options; Beatriz V. Infante, 0 options; Edward J. Kolodzieski, 0 options; and Jaime Mateus-Tique, 26,015 options.

BENEFICIAL OWNERSHIP OF SHARES OF COMMON STOCK

The following table sets forth information regarding ownership of our common stock as of the Record Date, other than as set forth below, by each of our directors and executive officers, all our directors and executive officers as a group and the holders of 5% or more of our common stock known to us. The information in this table is based on our records, information filed with the SEC and information provided to us. To our knowledge, except as disclosed in the table below, none of our stockholders hold 5% or more of our common stock. Except as otherwise indicated, (1) each person has sole voting and investment power (or shares such powers with her, his or their spouse) with respect to the shares set forth in the following table and (2) the business address of each of our officers and directors is 6931 Arlington Road, Suite 200, Bethesda, MD 20814.

	Number of Shares Beneficially Owned	Percentage of Shares Outstanding(1)
5% Stockholders
BlackRock, Inc.(2) 55 East 52nd Street New York, NY 10055	4,144,617	12.41%
Granahan Investment Management, Inc.(3) 404 Wyman Street, Suite 460 Waltham, MA 02451	2,549,009	7.63%
Staley Capital Advisers, Inc.(4) One Oxford Centre, Suite 3950 Pittsburgh, PA 15219	2,300,000	6.89%
Renaissance Technologies LLC(5) 800 Third Avenue New York, NY 10022	1,967,164	5.89%
The Vanguard Group(6) 100 Vanguard Blvd. Malvern, PA 19355	1,954,063	5.85%
Officers and Directors
William P. Angrick, III(7)	8,020,852	24.01%
Jorge A. Celaya(8)	159,968	*
Phillip A. Clough(9)	174,398	*
John P. Daunt(10)	254,307	*
Katharin S. Dyer(11)	28,658	*
*George H. Ellis(12)	46,373	*
Patrick W. Gross(13)	279,271	*
Beatriz V. Infante(14)	81,363	*
Edward J. Kolodzieski(15)	58,602	*
Jaime Mateus-Tique(16)	804,518	2.41%
Novelette Murray(17)	89,323	*
Mark A. Shaffer(18)	48,118	*
Steven J. Weiskircher(19)	111,645	*
All directors and executive officers as a group (13 individuals)	10,157,396	30.41%

* Less than 1% of the outstanding shares of our common stock.

(1)
The percentages of shares outstanding for our 5% stockholders and for our directors and executive officers was calculated based on 33,401,589 shares of common stock, which is equal to the 31,658,008 shares of common stock outstanding as of the Record Date plus 1,704,732 shares of common stock issuable pursuant to options held by our directors and executive officers that are exercisable as of the Record Date or within 60 days of such date and 38,849 RSUs scheduled to vest within 60 days of such date.
(2)
Based on a review of a Form 13F-HR filed on November 14, 2022, BlackRock, Inc. beneficially owned 4,144,617 shares of common stock, had sole voting power with respect to 4,111,502 shares of common stock and had sole investment power with respect to 4,144,617 shares of common stock.

BENEFICIAL OWNERSHIP OF SHARES OF COMMON STOCK

(3)
Based on a review of a Form 13F-HR filed on November 14, 2022, Granahan Investment Management, Inc. beneficially owned 2,549,009 shares of common stock, had sole voting power with respect to 2,117,675 shares of common stock and had sole investment power with respect to 2,549,009 shares of common stock.
(4)
Based on a review of a Form 13F-HR filed on November 10, 2022, Staley Capital Advisers, Inc. beneficially owned 2,300,000 shares of common stock, had sole voting power with respect to 2,300,000 shares of common stock and had sole investment power with respect to 2,300,000 shares of common stock.
(5)
Based on a review of a Form 13F-HR filed on November 14, 2022, Renaissance Technologies LLC beneficially owned 1,967,164 shares of common stock, had sole voting power with respect to 1,967,164 shares of common stock and had sole investment power with respect to 1,967,164 shares of common stock.
(6)
Based on a review of a Form 13F-HR filed on November 14, 2022, The Vanguard Group beneficially owned 1,954,063 shares of common stock, had sole voting power with respect to 0 shares of common stock and had sole investment power with respect to 0 shares of common stock.
(7)
Includes 5,451,639 shares of common stock held by the William P. Angrick, III Revocable Trust, 873,379 shares of common stock held by the William P. Angrick III 2005 Irrevocable Trust, 114,699 shares of common stock held by the Stephanie S. Angrick Revocable Trust and 575,513 shares of common stock held by the Stephanie S. Angrick 2005 Irrevocable Trust. Mr. Angrick disclaims beneficial ownership of these securities. This amount also includes 1,005,622 shares of common stock issuable pursuant to options held by Mr. Angrick that are exercisable as of the Record Date or within 60 days of such date. Mr. Angrick does not hold any RSUs that are scheduled to vest within 60 days of the Record Date. 1,400,000 shares of common stock are pledged as collateral to secure certain personal indebtedness.
(8)
Includes 109,065 shares of common stock issuable pursuant to options held by Mr. Celaya that are exercisable as of the Record Date or within 60 days of such date. Mr. Celaya does not hold any RSUs that are scheduled to vest within 60 days of the Record Date.
(9)
Includes 77,471 shares of common stock issuable pursuant to options held by Mr. Clough that are exercisable as of the Record Date or within 60 days of such date and 5,206 RSUs scheduled to vest within 60 days of such date.
(10)
Includes 54,774 shares of common stock held by the Daunt Family Trust, 199,533 shares of common stock issuable pursuant to options held by Mr. Daunt that are exercisable as of the Record Date or within 60 days of such date. Mr. Daunt does not hold any RSUs that are scheduled to vest within 60 days of the Record Date.
(11)
Includes 5,206 RSUs scheduled to vest within 60 days of Record Date. Ms. Dyer does not hold any options that are exercisable as of the Record Date or within 60 days of such date.
(12)
Includes 19,098 shares of common stock issuable pursuant to options held by Mr. Ellis that are exercisable as of the Record Date or within 60 days of such date and 5,206 RSUs scheduled to vest within 60 days of such date.
(13)
Includes 180,171 shares of common stock issuable pursuant to options held by Mr. Gross that are exercisable as of the Record Date or within 60 days of such date and 7,613 RSUs scheduled to vest within 60 days of such date.
(14)
Includes 5,206 RSUs scheduled to vest within 60 days of the Record Date. Ms. Infante does not hold any options exercisable as of the Record Date or within 60 days of such date.
(15)
Includes 5,206 RSUs scheduled to vest within 60 days of the Record Date. Mr. Kolodzieski does not hold any options that are exercisable as of the Record Date or within 60 days of such date.
(16)
Includes 163,208 shares of common stock held by the Jaime Mateus-Tique 2005 Irrevocable Trust, 468,262 shares of common stock held by the Em El 2007 Irrevocable Trust, 26,015 shares of common stock issuable pursuant to options held by Mr. Mateus Tique that are exercisable as of the Record Date or within 60 days of such date and 5,206 RSUs scheduled to vest within 60 days of such date.
(17)
Includes 46,150 shares of common stock issuable pursuant to options held by Ms. Murray that are exercisable as of the Record Date or within 60 days of such date. Ms. Murray does not hold any RSUs that are scheduled to vest within 60 days of the Record Date.
(18)
Includes 15,945 shares of common stock issuable pursuant to options held by Mr. Shaffer that are exercisable as of the Record Date or within 60 days of such date. Mr. Shaffer does not hold any RSUs that are scheduled to vest within 60 days of the Record Date.
(19)
Includes 25,662 shares of common stock issuable pursuant to options held by Mr. Weiskircher that are exercisable as of the Record Date or within 60 days of such date. Mr. Weiskircher does not hold any RSUs that are scheduled to vest within 60 days of the Record Date.

BENEFICIAL OWNERSHIP OF SHARES OF COMMON STOCK

Stock Ownership and Anti-Hedging Requirements

A NEO must hold common stock with a value equal to 150% of the NEO’s annual base salary except the Chairman and CEO, who must hold common stock with a value equal to 600% of his, her or their annual base salary. Each NEO has five years after her, his or their date of hire or appointment to satisfy this requirement. Each of our NEOs has satisfied, or is on track to satisfy, the stock ownership requirement within the applicable timeframe. Executive officers may not purchase any financial instrument or enter any transaction that hedges, pledges or offsets any decrease in the market value of our common stock (including, but not limited to, prepaid variable forward contracts, equity swaps, collars, or exchange funds) without advance approval from our Board. On September 11, 2020, the Board approved in advance Mr. Angrick’s pledge of 1,400,000 shares of common stock. This approval was reviewed and extended on December 6, 2021 until such date as the Board revokes its approval. In reviewing and extending this approval, the Board took note of certain facts and circumstances that helped moderate risk to the Company from the pledge, including: (i) shares pledged by Mr. Angrick would be derived from shares purchased by Mr. Angrick for investment purposes as compared to shares received by Mr. Angrick as executive compensation; (ii) the pledge having a 50% loan-to-value ratio and only requiring funding for the difference between 50% of the original share value at the time of pledge and the then current price; (iii) the limited size of the pledge in reference to Mr. Angrick’s overall holdings; and (iv) Mr. Angrick’s lack of reliance on the pledged shares for compliance with the Company’s executive stock holding policy.

Additionally, non-executive employees who are deemed to be “insiders” pursuant to the Company’s Insider Trading Policy cannot enter into hedging, pledging or similar arrangements with respect to the Company’s securities without advance approval from the Board.

DELINQUENT SECTION 16(a) REPORTS

Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), requires our directors, executive officers and beneficial owners of greater than ten percent of our common stock to file reports of holdings and transactions in our common stock with the SEC. Based solely on a review of these records filed during or with respect to fiscal 2022, we believe that in fiscal 2022 all persons satisfied these filing requirements on a timely basis, except that in August 2022 one Form 4 reflecting the sale of 5,000 shares by Jorge A. Celaya was inadvertently filed on the third business day after the transaction due to an administrative oversight.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

The Company did not participate in or review any potential related party transactions since the beginning of fiscal 2022 and there currently are no proposed related party transactions. To be considered a related party transaction under current SEC rules, a transaction, or a series of similar transactions, (i) must involve an amount in excess of $120,000, (ii) must include the Company as a participant, and (iii) one of our executive officers, directors, director nominees or greater than 5% stockholders, or an immediate family member of any such person, must have a direct or indirect material interest in the transaction. To date, we have not participated in any related party transactions requiring disclosure as such under the SEC disclosure requirements. Should we consider participating in a related party transaction in the future, such transaction would be reviewed and be subject to approval by the Audit Committee, in accordance the Audit Committee’s written charter. We have not adopted specific standards that would govern such review.

As a general matter, our written Code of Conduct prohibits conflicts of interest. We consider a conflict of interest to exist when a person’s private interest interferes in any way with the interests of the Company, including: (i) a conflict that makes it difficult for an employee, officer or director to perform his, her or their work objectively and effectively; (ii) when an employee, officer or director, or any member of his, her or their family, receives improper personal benefits because of his, her or their position in or with our Company; or (iii) when an employee, officer or director is engaged in a business or business activity in competition with or injurious to us. The Code of Conduct requires that the Chief Legal Officer be consulted with questions about conflicts of interest in addition to requiring that our directors and officers consult with the Chief Legal Officer before engaging in any potential conflict of interest transactions.

PROPOSALS requiring your vote

Proposal 1 - Election of Directors

Overview of Proposal 1

Our Class II directors are Phillip A. Clough, George H. Ellis and Jaime Mateus-Tique. Mr. Clough, Mr. Ellis and Mr. Mateus-Tique were last elected at the Annual Meeting of Stockholders in 2020. Their current terms end at this Annual Meeting and each has consented to be nominated to serve as a director for an additional three-year term. Each nominee will, if elected, continue in office until our Annual Meeting of Stockholders in 2026 or until his, her or their successor has been duly elected and qualified, or until the earlier of his, her or their death, resignation or retirement.

2023 Director Nominees

Nominee Name	Director Since	Independent	Committee Memberships
Phillip A. Clough	2004	YES	Compensation Committee; Governance Committee (Chair)
George H. Ellis	2010	YES	Audit Committee (Chair)
Jaime Mateus-Tique	2000	NO	None

If you are a stockholder of record, the proxy holders named on the proxy card intend to vote your proxy for the election of each nominee, unless you indicate on the proxy card that your vote should be withheld from any or all the nominees. Brokers, banks, and other nominees may not vote in the election of directors without instructions from the beneficial owner. Therefore, if your shares are held through a broker, bank, or other nominee, they will not be voted in the election of directors unless you affirmatively vote your shares.

We expect each nominee to serve as a director if elected. If any nominee cannot serve, proxies will be voted in favor of the other nominees and may be voted for substitute nominees selected by the Board, unless the Board reduces the number of directors serving on the Board.

Selection of Directors

In evaluating director candidates and considering incumbent directors for nomination, the Board and the Governance Committee consider a variety of factors as discussed above under “Governance Committee.” Among other things, the Board has determined that it is important to have individuals with the following skills, qualifications and experiences on the Board:

•
Industry Experience and/or Company Knowledge. It is important for our directors to know the Company and the online auction marketplace industry to understand its business, operations, and strategy. 50% of our directors have this experience.
•
Senior Leadership Experience. It is important for our directors to have successfully served in senior leadership roles at other organizations, which demonstrates strong abilities to motivate and manage others and to identify and develop leadership qualities in others. 100% of our directors have this experience.
•
High-Growth Company Experience. As a high-growth company, it is important for our directors to have experience with other companies that have undergone periods of significant growth because they can provide insight on the challenges faced by companies in these situations, including how to balance strategic acquisitions with organic growth, manage expectations about the scope, speed, and success of our growth strategy, and leverage operational infrastructure to support expansion. 100% of our directors have this experience.
•
U.S. Public Company Board Service Experience. Directors who have served on other public company boards can offer advice and perspective regarding board dynamics and operations; the relationship

PROPOSALS requiring your vote

Proposal 1 - Election of Directors

between the Board and management; and other matters, including corporate governance, executive compensation, and oversight of strategic, operational, and compliance-related matters. 50% of our directors have this experience.
•
Media and Technology Experience. As the Company is a provider of online marketplaces, it is important for our directors to have media and technology experience, especially as this experience relates to the Internet. 100% of our directors have this experience.
•
Financial and/or Accounting Experience. It is important for our directors to have knowledge of finance and financial reporting processes to enable them to understand and evaluate the Company’s capital structure and to oversee the preparation of our financial statements. 75% of our directors have this experience.
•
Data Analytics and E-commerce Marketing Experience. With the continued growing importance of data analytics and e-commerce marketing in the Company’s business strategy, it is important for our directors to have experience in this area. 25% of our directors have this experience.

Name	Industry Experience and/or Company Knowledge	Senior Leadership Experience	High-Growth Company Experience	U.S. Public Company Board Service Experience	Media and Technology Experience	Financial and/or Accounting Experience	Data Analytics and E-commerce Marketing Experience
Mr. Angrick	●	●	●		●	●

Mr. Clough		●	●	●	●	●

Ms. Dyer		●	●		●		●

Mr. Ellis		●	●	●	●	●

Mr. Gross	●	●	●	●	●

Ms. Infante		●	●	●	●	●

Mr. Kolodzieski	●	●	●		●	●	●

Mr. Mateus-Tique	●	●	●		●	●

Consideration of Diversity

The Board does not have a specific diversity policy but recognizes the value of diversity among directors. Diversity is important because a variety of viewpoints improves the quality of discussion, contributes to a more effective decision-making process, enhances the overall culture of the boardroom and helps the Board address the complex issues it faces.

Additional information on our directors and their specific qualifications and experience are set forth below. For more information on the director nomination process, refer to “Governance Committee” above.

Vote Required

Each director will be elected by a plurality of the “for” votes cast by stockholders who are present, either in person or by proxy, at the Annual Meeting and entitled to vote in the election of directors.

RECOMMENDATION OF THE BOARD
✓	Your Board of Directors unanimously recommends a vote FOR the election of Phillip A. Clough, George H. Ellis and Jaime Mateus-Tique as directors.

PROPOSALS requiring your vote

Proposal 1 - Election of Directors

PROPOSALS requiring your vote

Proposal 1 - Election of Directors

Our Board of Directors

William P. Angrick, III
Director Since: January 2000 Age: 55 Not Independent (Chairman & CEO) Committee(s): None

Key Skills, Qualifications and Experience:

✓ Industry Experience and/or Company Knowledge

✓ Senior Leadership Experience

✓ Financial and/or Accounting Expertise

✓ High-Growth Company Experience

✓ Media and Technology Experience

Class: Class I Director Last Elected: 2022 (Votes for: 98%) Current Term Expires: 2025

Biography:

William P. Angrick, III is a co-founder of the Company and he has served as the Company’s Chairman and Chief Executive Officer since January 2000. Previously, Mr. Angrick worked with Deutsche Banc Alex. Brown's Consumer and Business Services Investment Banking Group from 1995 to 1999.

Education:
Mr. Angrick holds an M.B.A. from the Kellogg Graduate School of Management at Northwestern University and a B.B.A. with honors from the University of Notre Dame. Mr. Angrick earned his CPA certificate in 1990.

Jaime Mateus-Tique
Director Since: April 2000 Age: 56 Not Independent (Co-Founder) Committee(s): None

Key Skills, Qualifications and Experience:

✓ Industry Experience and/or Company Knowledge

✓ Senior Leadership Experience

✓ Financial and/or Accounting Expertise

✓ High-Growth Company Experience

✓ Media and Technology Experience

Class: Class II Director Last Elected: 2020 (Votes for: 86%) Current Term Expires: 2023

Biography:

Mr. Mateus-Tique is a co-founder of the Company who has served as a director of the Company since April 2000. Mr. Mateus-Tique served as the Company's President and Chief Operating Officer from April 2000 until his retirement in September 2009. Before co-founding the Company, Mr. Mateus-Tique served as a senior engagement manager at McKinsey & Co., a management consulting firm, from September 1995 to March 2000.

Education:
Mr. Mateus-Tique holds a Master in Biomedical Science degree from the Icahn School of Medicine, a M.B.A. from the Kellogg Graduate School of Management at Northwestern University, a B.S in Mathematics and a Master in Management degree from Ecole des Hautes Etudes Commerciales in Paris.

PROPOSALS requiring your vote

Proposal 1 - Election of Directors

Phillip A. Clough
Director Since: September 2004 Age: 61 Independent Committee(s): Compensation Committee Governance Committee (Chair)

Key Skills, Qualifications and Experience:

✓ Senior Leadership Experience

✓ Financial and/or Accounting Experience

✓ High-Growth Company Experience

✓ Media and Technology Experience

✓ U.S. Public Company Board Service Experience

Class: Class II Director Last Elected: 2020 (Votes For: 88%) Current Term Expires: 2023

Biography:

Mr. Clough has served as a director of the Company since September 2004 and, currently, serves as chair of the Governance Committee and a member of the Compensation Committee. Mr. Clough is currently a General Partner and the Chairman of ABS Capital Partners (“ABS”), a growth equity firm focused on investments in tech-enabled services businesses. From January 2007 to December 2020, Mr. Clough was a Managing General Partner of ABS. Prior to that, Mr. Clough was a General Partner of ABS from September 2001 to January 2007. Before joining ABS, Mr. Clough was President and Chief Executive Officer of Sitel Corporation, a global provider of outsourced customer support services, from May 1998 to March 2001. Mr. Clough previously served on the board of directors of American Public Education, Inc., a provider of exclusively online post-secondary education, from August 2002 to 2010 and on the board of directors of Rosetta Stone Inc., a provider of technology-based language learning solutions, from January 2006 to May 2014.

Education: Mr. Clough holds a B.S. degree from the U.S. Military Academy at West Point and holds a M.B.A. from the Darden Graduate School of Business Administration at the University of Virginia.

PROPOSALS requiring your vote

Proposal 1 - Election of Directors

KATHARIN S. DYER
Director Since: January 2020 Age: 65 Independent Committee(s): Compensation Committee Governance Committee	Key Skills, Qualifications and Experience: ✓ Senior Leadership Experience ✓ High-Growth Company Experience ✓ Media and Technology Experience ✓ Data Analytics and E-commerce Marketing Experience
Class: Class III Director Last Elected: 2021 (Votes For: 99%) Current Term Expires: 2024

Biography:

Ms. Dyer has served as a director of the Company since January 2020 and is a member of the Compensation Committee and the Governance Committee. Since June 2018, she has been the Chief Executive Officer of PivotWise, a strategic advisory firm focused on digital transformation founded by Ms. Dyer. Previously, she was a Global Partner and a member of the senior leadership team at IBM Global Business Services from 2016 to 2018. From 2013 to 2015, she served as EVP and General Manager, Global Chief Marketing Officer, Merchant Services at American Express Company which covers more than 112 million business and consumer card members and 18 million American Express accepting merchants. Ms. Dyer has also served as Global Management Board Member and Global Chief Transformation Officer for the digital and media agencies of the Publicis Groupe; EVP, Executive Leadership Team, and Client Portfolio General Manager of Digitas; and in leadership roles at Advanta, MNC Financial, Sallie Mae, and Citigroup. She has also served as Guest Lecturer at Harvard Business School and Boston College Carroll School of Management. Ms. Dyer is also an Advisory Board Member for two tech ventures: Momenti, an interactive content PaaS venture using AI, and VODIUM, a virtual communication technology. She dedicates her time to organizations including Women in Blockchain and WOMEN in America Executive Mentoring. She also currently serves on the boards of Principal Funds, a leading global mutual fund complex, and the Grameen Foundation. Previously, she served on the boards of Noora Health, Providence Health, the YWCA of Nashville and Middle Tennessee, and CARE, a leading global NGO working to end poverty in more than 90 developing countries. Ms. Dyer is a member of NACD, Women Corporate Directors, and Extraordinary Women on Boards.

Education: Ms. Dyer holds a M.B.A. from the University of Maryland and a B.A. from the University of Kentucky.

PROPOSALS requiring your vote

Proposal 1 - Election of Directors

GEORGE H. ELLIS
Director Since: May 2010 Age: 73 Independent Committee(s): Audit Committee (Chair)

Key Skills, Qualifications and Experience:

✓ Senior Leadership Experience

✓ Financial and/or Accounting Experience

✓ High-Growth Company Experience

✓  Media and Technology Experience

✓  U.S. Public Company Board Service Experience

Class: Class II Director Last Elected: 2020 (Votes For: 90%) Current Term Expires: 2023

Biography:

Mr. Ellis has served as a director of the Company since May 2010 and is the Chairman of the Audit Committee. Mr. Ellis has served as the Chief Financial Officer of Accumen Inc., a provider of health system performance optimization solutions, since November 2020. From 2015 through 2020, Mr. Ellis was a Managing Director in the healthcare practice of Huron Consulting, Inc. Prior to that, Mr. Ellis served as the Chief Financial Officer of Studer Group, a private equity-backed healthcare consulting firm, from September 2011 to February 2015. From July 2006 to August 2011, Mr. Ellis served as the Chief Financial Officer of Global 360, Inc., a software development company. Mr. Ellis has also served in several capacities at Softbrands, Inc., a software developer and provider of related professional services, including as a member of its board of directors from October 2001 to August 2009, as Chairman from October 2001 to June 2006, and as Chief Executive Officer from October 2001 to January 2006. Mr. Ellis is also a director of Blackbaud, Inc., a supplier of software for non-profit companies, where he is Chairman of the Audit Committee. Mr. Ellis served on the board of directors of NEON Systems, Inc., from January 2000 to December 2005 and PeopleSupport, Inc., from October 2004 to October 2008. He also served as a director of AremisSoft Corp. from April 1999 until February 2001 and as Chairman and Chief Executive Officer of AremisSoft from October 2001 to July 2002. Previously, Mr. Ellis served as Chief Financial Officer of Sterling Software, Inc., Chief Financial Officer and founder of Sterling Commerce, Inc., a spin-off of Sterling Software, and Executive Vice President and Chief Operating Officer of the Communities Foundation of Texas. Mr. Ellis is a Certified Public Accountant and is admitted to the State Bar of Texas. Mr. Ellis is a board fellow with NACD and is certified in Cyber Security for Board Members through NACD.

Education: Mr. Ellis holds a B.S. degree from Texas Tech University and a J.D. from Southern Methodist University Dedman School of Law.

PROPOSALS requiring your vote

Proposal 1 - Election of Directors

Patrick W. Gross
Director Since: February 2001 Age: 78 Independent / Lead Independent Director Committee(s): Audit Committee Governance Committee

Key Skills, Qualifications and Experience:

✓ Senior Leadership Experience

✓  Media and Technology Experience

✓ Industry Experience and/or Company Knowledge

✓ High-Growth Company Experience

✓  U.S. Public Company Board Service Experience

Class: Class III Director Last Elected: 2021 (Votes For: 95%) Current Term Expires: 2024

Biography:

Mr. Gross has been a director of the Company since February 2001 and is the Lead Independent Director and a member of the Audit Committee and the Governance Committee. Mr. Gross has served as Chairman of The Lovell Group, a private business and technology advisory and investment firm, since October 2002. Mr. Gross is a founder, and served as a principal executive officer from 1970 to 2002, of American Management Systems, Inc., a publicly traded information technology consulting, software development and systems integration firm. Mr. Gross is also a director of Perdoceo Education Corporation, a publicly traded provider of post-secondary educational services. Mr. Gross previously served on the board of directors of Rosetta Stone Inc., a provider of technology based language learning solutions, from 2006 until October 2020, Waste Management, Inc., a publicly traded provider of integrated waste services, from 2006 to 2020, Capital One Financial Corporation, a publicly traded financial services company, from February 1995 to May 2017, and Taleo Corporation, a publicly traded provider of talent management solutions, from August 2006 until April 2012. Mr. Gross currently serves on the boards of directors of various private companies.

Education: Mr. Gross holds a B.S.E. degree from Rensselaer Polytechnic Institute, a M.S.E. degree from the University of Michigan, and a M.B.A. from the Stanford Graduate School of Business.

PROPOSALS requiring your vote

Proposal 1 - Election of Directors

BEATRIZ V. INFANTE
Director Since: May 2014 Age: 68 Independent Committee(s): Audit Committee Compensation Committee (Chair)

Key Skills, Qualifications and Experience:

✓ Senior Leadership Experience

✓ Media and Technology Experience

✓ High-Growth Company Experience

✓ Financial and/or Accounting Experience

✓ U.S. Public Company Board Service Experience

Class: Class III Director Current Term Expires: 2024 Last Elected: 2021 (Votes For: 98%)

Biography:

Ms. Infante has served as a director of the Company since May 2014, and she currently serves as the Chair of the Compensation Committee and a member of the Audit Committee. Ms. Infante is currently the Chief Executive Officer of BusinessExcelleration LLC, a business consultancy specializing in corporate transformation and renewal. Since October 2017, she has served as director of Ribbon Communications, a cloud communications company formed from the merger of Sonus Networks Inc. and GENBAND Holdings Company, and more recently the acquisition of ECI Telecom Group Ltd, and is currently Chair of the Compensation Committee and member of its Audit and Technology Committees. Since January 2018, she has served as a director of PriceSmart Inc., the largest operator of membership warehouse clubs in Latin America and the Caribbean, and currently serves as Chair of its Digital Transformation Committee and as a member of its Audit Committee. Ms. Infante previously served as a member of PriceSmart’s Compensation Committee from 2018 to 2019 and served as Chair of such committee from 2019 until July 2022.

From January 2010 to October 2017, she served as a director and member of the Compensation Committee of Sonus Networks. From May 2012 until its acquisition by Broadcom in May 2015, Ms. Infante served as a director of Emulex, and was the Chair of its Nominating and Governance Committee and member of its Compensation Committee. From July 2016 until its acquisition by Veeco in May 2017, Ms. Infante served as a director and member of the Nominating and Corporate Governance Committee of Ultratech, Inc. From 1994 to 2019, she served on the Advisory Committee to the Princeton University School of Engineering and Applied Science. Ms. Infante served as Chief Executive Officer and a director of ENXSuite Corporation from May 2010 until it was acquired in October 2011. Ms. Infante served as Chief Executive Officer and a director of VoiceObjects, Inc. from March 2006 until VoiceObjects, Inc. was acquired in December 2008. Ms. Infante served as a director and Interim Chief Executive Officer of Sychron, Inc. from December 2004 to June 2005 until its sale to an investor group. Ms. Infante was Chief Executive Officer and President of Aspect Communications Corporation, a market leader in communications solutions, from April 2000 until October 2003, and was additionally named Chairman in February 2001. Between October 1998 and April 2000, she held additional roles at Aspect Communications. Ms. Infante has demonstrated her commitment to boardroom excellence by completing NACD's comprehensive program of study for experienced corporate directors - a rigorous suite of courses spanning leading practices for boards and committees.

Ms. Infante has been a NACD Board Leadership Fellow since 2012. Ms. Infante supplements her board leadership skills through ongoing engagement with the director community and access to leading practices.

Education: Ms. Infante holds a B.S.E degree in Electrical Engineering and Computer Science from Princeton University and a M.S. degree in Engineering Science from California Institute of Technology.

PROPOSALS requiring your vote

Proposal 1 - Election of Directors

EDWARD J. KOLODZIESKI
Director Since: November 2015 Age: 62 Independent Committee(s): Compensation Committee Governance Committee

Key Skills, Qualifications and Experience:

✓ Senior Leadership Experience

✓ Media and Technology Experience

✓ High-Growth Company Experience

✓ Financial and/or Accounting Experience

✓ U.S. Public Company Board Service Experience

Class: Class I Director Current Term Expires: 2025 Last Elected: 2022 (Votes For: 92%)

Biography:

Mr. Kolodzieski has served as a director of the Company since November 2015, and currently serves as a member of the Compensation Committee and the Governance Committee. Since 2013, Mr. Kolodzieski has also served as a Senior Advisor for CVC Capital Partners in the consumer products, retail, and supply chain sectors. In addition, he has served on the advisory board of The Welspun Group since January 2017 and on the Board of Directors of 99 Cents Only Stores LLC since January 2020. Previously, Mr. Kolodzieski served as Chairman of the Board for Archway Marketing Services from September 2015 through June 2018, as Chairman of And Go Concepts, LLC from August 2018 through March 2020 and as a Board Director of Vi-Jon Inc from August 2013 through September 2020. Prior to that, Mr. Kolodzieski served as Executive Vice President - Global Sourcing at Wal-Mart, Inc. from February 2010 through his retirement from Wal-Mart in February 2013. Prior to this position, he held several other senior executive positions with Wal-Mart, including Chairman of the Board and Chief Executive Officer of Walmart Japan, Chief Operating Officer of Wal-Mart International, and SVP of Wal-Mart's Neighborhood Market division. Before joining Wal-Mart, he was the President of Acme Markets of Virginia, a supermarket firm with operations in five Mid-Atlantic States.

Mr. Kolodzieski has been a certified law enforcement officer for over 30 years, and he is currently increasing his training in cyber security and Internet fraud. He has completed courses from the U.S. Department of Justice / National White Collar Crime Center and the Carnegie Mellon University CERT Cyber Security Certification Program.

Mr. Kolodzieski has demonstrated his commitment to boardroom excellence by completing NACD's comprehensive program of study for corporate directors, a rigorous suite of courses spanning leading practices for boards and committees. Mr. Kolodzieski was a 2013 NACD Board Governance Fellow.

Education: Mr. Kolodzieski holds a B.S. in Business Management from University of South Florida and a M.B.A. from University of Tampa.

PROPOSALS requiring your vote

Proposal 2 – Ratification of Independent Registered Public Accounting Firm

Overview of Proposal 2

The Audit Committee has selected Deloitte & Touche LLP to serve as our Independent Auditor for fiscal 2023.

We are asking our stockholders to ratify the selection of Deloitte & Touche LLP as our Independent Auditor. Although ratification is not required by our bylaws or otherwise, we are submitting the selection of Deloitte & Touche LLP to our stockholders for ratification because we value our stockholders’ views on our Independent Auditor and as a matter of good corporate practice. If our stockholders fail to ratify the selection, the Audit Committee will review its future selection of our Independent Auditor. Even if this selection is ratified, pursuant to the Sarbanes-Oxley Act of 2002, the Audit Committee is directly responsible for the appointment, compensation, retention and oversight of the work of our Independent Auditor and may determine to change the firm selected at such time and based on such factors as it determines to be appropriate.

Representatives of Deloitte & Touche LLP are expected to be present at the Annual Meeting to answer appropriate questions. They also will have the opportunity to make a statement if they desire to do so.

Change of Independent Auditor

As previously reported on the Company’s Current Report on Form 8-K, dated December 27, 2021, the Audit Committee conducted a comprehensive, competitive process to determine our Independent Auditor for fiscal 2022. On December 20, 2021, the Audit Committee approved the engagement of Deloitte & Touche LLP as our Independent Auditor for fiscal 2022, replacing Ernst & Young LLP, our prior Independent Auditor.

Ernst & Young LLP’s audit reports on the Company’s consolidated financial statements for the fiscal years ended September 30, 2021 and September 30, 2020 did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles. During the Company’s fiscal years ended September 30, 2021 and September 30, 2020, there were (i) no disagreements between the Company and Ernst & Young LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, any of which, if not resolved to Ernst & Young LLP’s satisfaction, would have caused Ernst & Young LLP to make reference thereto in its reports, and (ii) no “reportable events” within the meaning of Item 304(a)(1)(v) of Regulation S-K.

During the Company’s fiscal years ended September 30, 2021 and September 30, 2020, neither the Company nor anyone on its behalf consulted with Deloitte & Touche LLP regarding:

(a)
the application of accounting principles to a specific transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, and neither a written report nor oral advice was provided to the Company that Deloitte & Touche LLP concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing, or financial reporting issue;
(b)
any matter that was the subject of a disagreement within the meaning of Item 304(a)(1)(iv) of Regulation S-K; or
(c)
any reportable event within the meaning of Item 304(a)(1)(v) of Regulation S-K.

Vote Required

The affirmative “for” vote of the majority of the votes cast by stockholders who are present, either in person or by proxy, at the Annual Meeting and entitled to vote on the proposal is required for approval of Proposal 2.

RECOMMENDATION OF THE BOARD
✓	Your Board of Directors unanimously recommends a vote FOR the ratification of Deloitte & Touche LLP as our Independent Auditor for fiscal 2023.

PROPOSALS requiring your vote

Proposal 2 – Ratification of Independent Registered Public Accounting Firm

Audit and Non-Audit Fees

The following table presents fees for professional audit services rendered by Deloitte & Touche LLP for the audit of the Company’s annual financial statements for the fiscal year ended September 30, 2022 and by Ernst & Young LLP for the audit of the Company’s annual financial statements for the fiscal year ended September 30, 2021, and for fees billed for other services rendered by Deloitte & Touche LLP or Ernst & Young LLP, respectively, during those periods.

	Fiscal 2022	Fiscal 2021
Audit Fees(1)	$1,174,000	$1,171,178

Audit-Related Fees(2)	$0	$88,479

Tax Fees(3)	$15,000	$294,108

All Other Fees (4)	$1,895	$0
Total Fees	$1,190,895	$1,553,765

(1)
Audit fees consisted principally of work performed in connection with the audit of our consolidated financial statements and the review of our unaudited quarterly financial statements. This amount includes $0 in costs during fiscal 2022 and $61,367 in costs during fiscal 2021 related to the statutory audits of our foreign subsidiaries and other related services.
(2)
Audit-related fees consisted principally of fees incurred in connection with audits related to our employee benefit plans.
(3)
Tax fees consisted principally of tax return preparation, planning and compliance work.
(4)
All other fees consisted principally of access to online accounting research software applications and data.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Auditor

Under its Charter, its policy and applicable law, the Audit Committee preapproves all audit and permissible non-audit services to be provided by our Independent Auditor, including audit services, audit-related services, tax services and other services. The Audit Committee has delegated authority to the Chair of the Audit Committee in some cases to preapprove the provision of services by our Independent Auditor, which preapprovals the Chair then communicates to the full Audit Committee. To avoid potential conflicts of interest, the law prohibits a publicly traded company from obtaining certain non-audit services from its Independent Auditor. We obtain these services from other service providers as needed.

PROPOSALS requiring your vote

Proposal 2 – Ratification of Independent Registered Public Accounting Firm

Audit Committee Report

The Company’s management team is responsible for the Company’s financial statements, internal controls and financial reporting process. Our Independent Auditor is responsible for auditing the financial statements and for expressing an opinion as to whether those audited financial statements fairly present, in all material respects, the financial position, results of operations and cash flows of the Company in conformity with GAAP. The Audit Committee was established for the purpose of representing and assisting the Board in overseeing the Company’s accounting and financial reporting processes and audits of the Company’s annual financial statements, including the integrity of the Company’s financial statements, the Company’s compliance with legal and regulatory authority requirements, the Independent Auditor’s qualifications, independence, and performance. The members of the Audit Committee are not professional accountants or auditors, and their functions are not intended to duplicate or to certify the activities of management or the Independent Auditor.

In this context, the Audit Committee has reviewed and discussed the audited financial statements with management. The Audit Committee has discussed with the Independent Auditor the matters required to be discussed with the Independent Auditor pursuant to the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC. The Audit Committee has received the written disclosures and the letter from the Independent Auditor required by applicable requirements of the PCAOB regarding the Independent Auditor’s communications with the Audit Committee concerning independence and has discussed with the Independent Auditor its independence.

Based upon the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the Company’s audited financial statements for fiscal 2022 be included in the Annual Report on Form 10‑K for the year ended September 30, 2022 to be filed with the SEC. The Board of Directors approved including the Company’s audited financial statements for fiscal 2022 in the Annual Report on Form 10‑K for the year ended September 30, 2022.

The Audit Committee: George H. Ellis, Chair Patrick W. Gross Beatriz V. Infante

The Audit Committee Report does not constitute soliciting material and shall not be deemed to be filed or incorporated by reference into any other filing under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent that we specifically incorporate the Audit Committee Report by reference therein.

PROPOSALS requiring your vote

Proposal 3 – Approval of an Amendment to the Company’s Fourth Amended and Restated Certificate of Incorporation to Limit the Liability of Certain Officers of the Company

Overview of Proposal 3

At the Annual Meeting, our stockholders will be asked to approve an amendment to the Fourth Amended and Restated Certificate of Incorporation of the Company (the “Charter”) to provide exculpation from liability for certain officers of the Company from certain claims of breach of the fiduciary duty of care, similar to protections currently available to directors of the Company. The full text of the amendment is attached to this proxy statement as Appendix A (the “Charter Amendment”).

The proposal would amend Article SEVENTH of the Charter to read in its entirety as follows:

“SEVENTH. No director or officer of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director or officer, as applicable, except to the extent such exemption from liability or limitation thereof is not permitted under the General Corporation Law of the State of Delaware as the same exists or may hereafter be amended. If the General Corporation Law of the State of Delaware is amended after the effective date of this Amended and Restated Certificate of Incorporation to authorize corporate action further eliminating or limiting the personal liability of directors or officers, then the liability of a director or officer of the Corporation shall be eliminated or limited to the fullest extent permitted by the General Corporation Law of the State of Delaware, as so amended, as of the date of such amendment.

No amendment or modification (including any amendment or modification effected by operation of law, merger, consolidation or otherwise) or repeal of the foregoing paragraph shall apply to or have any effect on the liability or alleged liability of any director or officer of the Corporation hereunder in respect of any acts or omissions occurring prior to the effectiveness of such amendment, modification or repeal.”

Background

The Company is incorporated in the State of Delaware and therefore subject to the Delaware General Corporation Law (“DGCL”). The DGCL permits Delaware corporations to limit or eliminate the directors’ personal liability for monetary damages resulting from a breach of the fiduciary duty of care, subject to certain limitations such as prohibiting exculpation for intentional misconduct or knowing violations of the law. These provisions are referred to as “exculpatory provisions” or “exculpatory protections.” Similar exculpatory provisions for directors are currently included in the Charter.

Recently, the Delaware legislature amended the DGCL to permit Delaware corporations to provide similar exculpatory protections for officers. This decision was due in part to the recognition that both officers and directors owe fiduciary duties to corporations, and yet only directors were protected by the exculpatory provisions. In addition, Delaware courts experienced an increase in litigation in which plaintiffs attempted to exploit the absence of protection for officers to prolong litigation and extract settlements from defendant corporations. As adopted, amended Section 102(b)(7) of the DGCL protects officers from personal monetary liability under limited circumstances as explained below.

Conditions and Limitations to Exculpation under DGCL Section 102(b)(7)

As amended, Section 102(b)(7) of the DGCL provides important conditions and limitations on a corporation’s exculpation of its officers for monetary damages from breaches of fiduciary duty.

•
Exculpation is only available for breaches of the fiduciary duty of care.
•
Exculpation is not available for breaches of the fiduciary duty of loyalty (which requires officers to act in good faith for the benefit of the corporation and its stockholders and not for personal gain).
•
Exculpation is not available for intentional misconduct or knowing violations of the law.

PROPOSALS requiring your vote

Proposal 3 – Approval of an Amendment to the Company’s Fourth Amended and Restated Certificate of Incorporation to Limit the Liability of Certain Officers of the Company

•
The protections of Section 102(b)(7) are limited to monetary damages only, so that claims against officers for equitable relief are available.
•
Exculpation is not available in connection with derivative claims on behalf of the corporation by a stockholder.

Reasons for the Proposal

The Board believes that eliminating personal monetary liability for officers under certain circumstances is reasonable and appropriate. Claims against corporations for breaches of fiduciary duties are expected to continue increasing. Delaware corporations that fail to adopt officer exculpation provisions may experience a disproportionate amount of nuisance litigation and disproportionately increased costs in the form of increased director and officer liability insurance premiums, as well as diversion of management attention from the business of the corporation.

Further, the Board anticipates that similar exculpation provisions are likely to be adopted by the Company’s peers and others with whom the Company competes for executive talent. As a result, officer exculpation provisions may become necessary for Delaware corporations to attract and retain experienced and qualified corporate officers.

A Delaware corporation seeking to extend the benefits of the newly amended Section 102(b)(7) to its corporate officers must amend its certificate of incorporation, as the protections do not apply automatically and must be embedded in the corporation’s certificate of incorporation to be effective. Accordingly, the Board has determined it advisable and in the best interests of the Company and its stockholders to seek stockholders’ approval for the Charter Amendment.

Effect of the Proposal if Approved

The Charter Amendment would provide for the elimination of personal monetary liability for certain officers only in connection with direct claims brought by stockholders, subject to the limitations described under the heading “Conditions and Limitations to Exculpation under DGCL Section 102(b)(7)” above. As is the case with directors under the Charter, the Charter Amendment would not limit the liability of officers for any breach of the duty of loyalty to the Company or its stockholders, any acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law, or any transaction from which the officer derived an improper personal benefit.

If the Charter Amendment is approved by the stockholders at the Annual Meeting, it will become effective upon the filing of the Charter Amendment with the Secretary of State of the State of Delaware. In accordance with the DGCL, however, the Board may abandon the Charter Amendment without further action by the stockholders at any time prior to the effectiveness of the filing of the Charter Amendment with the Secretary of State of the State of Delaware, notwithstanding stockholder approval.

Board Approval and Vote Required

On December 6, 2022, the Board authorized and approved the Charter Amendment, subject to stockholder approval, and directed that the Charter Amendment be considered for approval by the stockholders at the Annual Meeting. In accordance with Article THIRTEENTH of the Charter, the Charter Amendment must be approved by the affirmative “for” vote of the holders of at least sixty-six and two-thirds percent (66 2/3%) of the voting power of the outstanding shares of Company capital stock entitled to vote generally in the election of directors.

RECOMMENDATION OF THE BOARD
✓	Your Board of Directors unanimously recommends a vote FOR the approval of the Charter Amendment.

PROPOSALS requiring your vote

Proposal 4 – Approval of an Advisory Resolution on Named Executive Officer Compensation

Overview of Proposal 4

We are asking stockholders to approve an advisory resolution on the compensation of the Company’s named executive officers as reported in this proxy statement. As described below in the “Compensation Discussion and Analysis” section of this proxy statement, the Compensation Committee’s goals in setting executive compensation are to support the attainment of our short-term and long-term financial and strategic objectives, reward executives for continuous growth in earnings and stockholder value and align executives’ interests with those of our stockholders. To achieve these goals, our executive compensation structure emphasizes performance-based compensation, including annual incentive compensation and stock-based awards with multi-year vesting schedules.

We urge stockholders to read the “Compensation Discussion and Analysis,” beginning on page 48 of this proxy statement, which describes in more detail how our executive compensation policies and procedures operate and are designed to achieve our compensation objectives, as well as the Summary Compensation Table and other related compensation tables and narrative, appearing on page 66 through page 80, which provide detailed information on the compensation of our NEOs. The Board and the Compensation Committee believe that the policies and procedures articulated in the “Compensation Discussion and Analysis” are effective in achieving our goals and that the compensation of our NEOs reflects and supports these compensation policies and procedures.

In accordance with Section 14A of the Exchange Act, and as a matter of good corporate governance, stockholders will be asked at the Annual Meeting to approve the following advisory resolution:

“RESOLVED, that the stockholders of the Company approve, on an advisory basis, the compensation of the Company’s named executive officers described in the Compensation Discussion and Analysis and disclosed in the Summary Compensation Table and the related compensation tables, notes and narrative in the Proxy Statement for the Company’s 2023 Annual Meeting of Stockholders.”

This advisory resolution, commonly referred to as a “say on pay” resolution, is non-binding. Although non-binding, the Board and the Compensation Committee will review and consider the voting results when making future decisions regarding our executive compensation program.

The Board has adopted a policy of providing for annual “say on pay” advisory votes. Unless the Board modifies its policy on the frequency of holding “say on pay” advisory votes, the next “say on pay” advisory vote will occur in 2024.

Vote Required

The affirmative “for” vote of the majority of the votes cast by stockholders who are present, either in person or by proxy, at the Annual Meeting and entitled to vote on the proposal is required for approval of Proposal 4.

RECOMMENDATION OF THE BOARD
✓	Your Board of Directors unanimously recommends a vote FOR the advisory resolution on executive compensation.

PROPOSALS requiring your vote

Proposal 5 – Recommendation on the Frequency of
Future Advisory Votes on Named Executive Officer Compensation

Overview of Proposal 5

As required by Section 14A of the Exchange Act, we are asking stockholders to recommend whether future advisory votes on named executive officer compensation of the nature reflected in Proposal 4 should occur every year, every two years or every three years.

After careful consideration, the Board has determined that continuing to hold the advisory vote on executive compensation every year is the most appropriate policy for the Company at this time, and recommends that stockholders vote for future advisory votes on executive compensation to occur every year. While the Company's executive compensation programs are designed to promote a long-term connection between pay and performance, the Board recognizes that executive compensation disclosures are made annually. Holding an annual advisory vote on executive compensation provides the Company with more direct and immediate feedback on our compensation programs. However, stockholders should note that because the advisory vote on named executive officer compensation occurs well after the beginning of the compensation year, and because the different elements of our executive compensation programs are designed to operate in an integrated manner and to complement one another, in many cases it may not be appropriate or feasible to change our executive compensation programs in consideration of any single year’s advisory vote on named executive officer compensation by the time of the following year’s annual meeting of stockholders. An annual advisory vote on named executive officer compensation also is consistent with the Company’s practice of annually providing stockholders the opportunity to ratify the Audit Committee’s selection of independent auditors.

We understand that our stockholders may have different views as to what is an appropriate frequency for “say-on-pay” votes, and we will carefully review the voting results on this proposal. Stockholders will be able to specify one of four choices for this proposal on the proxy card: “every year”, “every two years”, “every three years” or “abstain”. This recommendation on the frequency of future advisory votes on named executive officer compensation is non-binding on the Board. Notwithstanding the stockholders’ recommendation, the Board may in the future decide to conduct advisory votes on a more or less frequent basis and may vary its practice based on factors such as discussions with stockholders and the adoption of material changes to our compensation programs.

Vote Required

The voting frequency (that is, “every year”, “every two years”, or “every three years”) receiving the greatest number of “for” votes cast by stockholders who are present, either in person or by proxy, at the Annual Meeting and entitled to vote on the proposal will be the frequency recommended, on an advisory basis, by the stockholders.

RECOMMENDATION OF THE BOARD
✓	Your Board of Directors unanimously recommends voting in favor of conducting future advisory votes on named executive officer compensation EVERY YEAR.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

This section describes our compensation strategy, programs and practices for the below listed executive officers during fiscal 2022:

Executive Officer	Principal Position
William P. Angrick, III	Chairman and Chief Executive Officer
Jorge A. Celaya	EVP and Chief Financial Officer
John P. Daunt	EVP and Chief Commercial Officer
Steven J. Weiskircher	SVP and Chief Technology Officer
Mark A. Shaffer	Chief Legal Officer and Corporate Secretary

In this proxy statement, we refer to these individuals as our named executive officers or NEOs.

Executive Summary

The Compensation Committee believes in a “pay-for-performance” approach that aligns executive compensation with shareholder interests. This means that a significant portion of an executive's compensation should be at risk and may vary from “targeted” compensation based upon the level of achievement of specified performance objectives. Our pay for performance executive compensation philosophy and the elements of our executive compensation program for fiscal 2022 are summarized below:

•
The main objectives of our executive compensation program are to drive continuous stockholder return by motivating executives to achieve short-term and long-term financial and strategic objectives, to reward executives for continuous growth in earnings and stockholder value, and to align executives’ interests with those of our stockholders.
•
Our executive compensation program emphasizes performance-based compensation, including annual incentive compensation and stock-based awards, such as options and RSUs. For fiscal 2022, 50% of the stock-based awards granted to our NEOs had performance-based vesting criteria.
•
The Compensation Committee evaluates and sets the compensation levels of our NEOs. In setting compensation levels for NEOs, the Compensation Committee solicits the input and recommendations of our Chairman and CEO and engages an independent compensation consultant to conduct market reviews of our competitive market for executive talent.
•
91% of our Chairman and CEO’s targeted total direct compensation for fiscal 2022 was delivered through variable incentives for which payout is tied to achievement of pre-determined performance objectives.
•
On average, approximately 69% of the targeted total direct compensation for fiscal 2022 of the other NEOs was delivered through variable incentives with payout tied to achievement of pre-determined performance objectives.
•
We emphasize equity-based long-term incentives to ensure executives are focused on longer-term operating objectives and stock price performance in addition to shorter-term goals. The targeted value for long-term incentive awards for the NEOs other than Mr. Angrick is approximately 50% of the targeted value of their annual incentive awards and for Mr. Angrick is approximately 78% of the targeted value of such award.
•
To support the retention and incentive purposes of our executive compensation program, each of our NEOs received time-based and performance-based options and RSUs in fiscal 2022.

EXECUTIVE COMPENSATION

Our business and financial performance, combined with several important operational developments, significantly impacted the design of our 2022 executive compensation program and the timing of decisions related to such program. In fiscal 2022, we achieved some notable financial and operational milestones, including:

•
In fiscal 2022, we generated $1.1 billion of gross merchandise volume, which is the total sales value of all merchandise sold by us or our sellers through our marketplaces or by us through other channels during a given period of time, which is up 29% over fiscal 2021.
•
We generated revenue of $280.1 million in fiscal 2022 through multiple sources, including transaction fees from sellers and buyers, proceeds from the sale of products we purchased from sellers, and value-added service charges.
•
In fiscal 2022, we achieved GAAP net income of $40.3 million and non-GAAP adjusted EBITDA of $42.7 million.
•
We were named as a finalist for the World Sustainability Awards 2022, Circular Economy category, which recognizes organizations that are leading the way to a more environmentally sound future by integrating sustainability into their core business practices.
•
We completed $25.4 million of share repurchases in fiscal 2022.
•
At the end of fiscal 2022, our registered buyers totaled approximately 4.9 million, representing a 22% increase over the approximately 4 million registered buyers at the end of fiscal 2021.
•
Auction participants in fiscal 2022 increased to approximately 3.1 million, a 35% increase from the approximately 2.3 million auction participants in fiscal 2021.
•
Completed transactions in fiscal 2022 increased to approximately 933,000, a 33% increase from the approximately 703,000 completed in fiscal 2021.

The following charts provide additional information on our fiscal 2022 financial milestones.

EXECUTIVE COMPENSATION

(1)
For the twelve months ended September 30, 2022, 2021, 2020, 2019, and 2018, Net Income (Loss) was $40.3M, $50.9M, ($3.8)M, ($19.3)M, and ($11.6)M, respectively.

For a reconciliation of non-GAAP adjusted EBITDA for fiscal years 2020, 2021 and 2022, see pages 45-46 of the Company’s Annual Report on Form 10-K for fiscal year ended September 30, 2022 filed with the SEC on December 8, 2022. For a reconciliation of non-GAAP adjusted EBITDA for fiscal years 2019 and 2018, see pages 31-35 of the Company’s Annual Report on Form 10-K for fiscal year ended September 30, 2020 filed with the SEC on December 8, 2020.

EXECUTIVE COMPENSATION

The Company’s actual performance for fiscal 2022 resulted in payouts to our NEOs below target. Additional information on our NEO’s target compensation and the compensation actually received by our NEOs is described in additional detail in the below charts.

* The average NEO target and realized amounts reflected in the above charts were calculated based on the compensation of Messrs. Celaya, Daunt, Weiskircher and Shaffer.

** Realized long-term equity incentive pay includes only those options exercised in the applicable period.

EXECUTIVE COMPENSATION

Best Practices

Our approach to executive compensation incorporates these best practices:

✓
The Compensation Committee receives objective advice from an independent compensation consultant, Aon plc (the “Compensation Consultant”).
✓
Our Board has adopted a claw-back policy applicable to all cash incentive payments and performance-based equity awards granted to our executive officers.
✓
No employee is entitled to any “single trigger” equity acceleration with a change in control.
✓
All named executive officers must own Company common stock equal to 150% of their annual base salaries (600% for the Chairman and CEO).
✓
We do not provide excise tax gross-ups.

“Say‑on‑Pay” Advisory Vote on Executive Compensation

We asked stockholders to vote on a “say on pay” advisory vote on our executive compensation at the 2022 Annual Meeting of Stockholders. Stockholders expressed substantial support for the compensation of our NEOs with approximately 99% of the votes cast in favor of the “say on pay” proposal. The Compensation Committee carefully evaluated the results of the 2022 advisory vote at its March 2022 meeting. The Compensation Committee also considers many other factors in evaluating our executive compensation programs as discussed in this Compensation Discussion and Analysis, including the Compensation Committee’s assessment of total stockholder return, the interaction of our compensation programs with our corporate business objectives, evaluations of our programs by external consultants, and a review of peer group and survey data, each of which is evaluated in the context of the Compensation Committee’s fiduciary duty to act as the directors determine to be in stockholders’ best interests. While each factor bore on the Compensation Committee’s decisions regarding executive compensation, the Compensation Committee did not change our executive compensation program and policies as a direct result of the 2022 “say on pay” advisory vote.

EXECUTIVE COMPENSATION

General Compensation Philosophy

The Company’s executive compensation program is designed to:

•
align executives’ interests with those of our stockholders;
•
support the attainment of our short-term and long-term financial, operational, and strategic objectives;
•
reward executives for continuous growth in earnings and stockholder value;
•
attract, retain and motivate key executives; and
•
encourage a long-term commitment to the Company.

Short-Term Incentive Compensation		Long-Term Incentive Compensation
Annual Base Salary	Annual Cash Incentive Compensation
•
Aligns executives’ interests with stockholders’ interests and drives decisions and achieves goals that will help us remain competitive;
•
Attracts executives with an interest in creating long-term stockholder value;
•
Rewards executives for building and sustaining stockholder value; and
•
Retains executives both through growth in their equity value and the vesting provisions of our stock awards.

• Attracts and retains executives by fairly compensating them for performing the fundamental requirements of their positions.
•
Motivates executives to achieve specific annual financial, operational and strategic goals and objectives whose achievements are critical to short-term and long-term success;
•
Rewards executives in proportion to the goals achieved each year; and
•
Attracts executives with an interest in linking their composition package directly to higher corporate performance.

EXECUTIVE COMPENSATION

Factors Considered When Determining Compensation. The Compensation Committee seeks to set executive compensation at competitive levels that it considers appropriate for a company of our size and stage of growth. Annually, the Compensation Committee determines and approves the total compensation level of each of our NEOs based on its evaluation of external market conditions and Company performance. The Compensation Committee also considers each executive’s level of experience, unique skills and abilities critical to the Company, and the executive’s tenure, position, responsibilities and performance with the Company. The Compensation Committee considers recommendations from the Chairman and CEO regarding levels for base salary, annual incentive awards and long-term incentive awards for NEOs. The Chairman and CEO annually provides to the Compensation Committee historical and prospective breakdowns of the total direct compensation components for each NEO.

Pay Mix. Because our NEOs are in a position to directly influence our performance, a significant portion of their compensation is delivered in the form of an annual cash incentive award and a long-term incentive award. We rely on a mix of compensation components intended to reward short-term results (in the form of annual cash incentive awards) and motivate long-term performance (in the form of stock options and RSU grants that vest over several years). We do not have a specific allocation target between cash and equity compensation or between annual and long-term incentive compensation. Instead, we retain flexibility when determining the compensation mix to react to our evolving business environment and our specific hiring and retention requirements. In fiscal 2022, approximately 44% or more of the target total direct compensation for each of our NEOs, including approximately 52% of the target total direct compensation for the Chairman and CEO, was performance-based or tied directly to the performance of our stock (in the form of target annual cash incentive awards and performance-based stock options and RSU awards), consistent with our compensation philosophy to link executive compensation with stockholder returns and achievement of strategic business objectives.

* Percentages reflect the average compensation of Messrs. Celaya, Daunt, Weiskircher and Shaffer for fiscal 2022.

EXECUTIVE COMPENSATION

Role of Compensation Consultant. The Compensation Committee has engaged on an annual basis a leading industry compensation consultant to assess the market competitiveness of our executive compensation program, so our program attracts and retains executive talent essential to achieve our business plans. For fiscal 2022, the Compensation Committee engaged the Compensation Consultant to assess the market competitiveness of our executive compensation program and to assist in evaluating and setting executive compensation levels. Prior to such engagement, the Compensation Committee determined that there was no conflict of interest between the Compensation Committee and the Compensation Consultant. In making this determination, the Compensation Committee considered these six factors regarding the Compensation Consultant:

(i)
the provision of other services to us by the Compensation Consultant;
(ii)
the fees paid by us to the Compensation Consultant, as a percentage of the total revenue of the Compensation Consultant;
(iii)
the policies and procedures of the Compensation Consultant designed to prevent conflicts of interest;
(iv)
any business or personal relationship between the Compensation Consultant and any member of the Compensation Committee;
(v)
any of our stock owned by the Compensation Consultant; and
(vi)
any business or personal relationship between the Compensation Consultant and any of our executive officers.

The scope of the Compensation Consultant’s work included a review of the Company’s executive compensation practices, assistance with developing an appropriate peer group, and presentation to the Compensation Committee of a report regarding executive compensation trends for similarly sized companies and the market competitiveness of our executive compensation program. The Compensation Consultant was engaged directly by the Compensation Committee and provided no services other than the executive and director compensation consulting services.

To assist the Compensation Committee in its market review for fiscal 2022, the Compensation Consultant prepared an analysis of the market competitiveness of the aggregate value of total direct compensation (base salary, annual cash bonus and long-term equity incentives) and the market competitiveness of each element of compensation for each NEO. The market review was based upon two different sources of compensation data—the Radford Global Technology Survey and publicly available market data from a selected peer group of companies. The Radford Global Technology Survey is a national survey that contains compensation data for high-technology sector companies. The survey data was used as a market reference to assess how the Company’s compensation practices for top executives compare to market practices and to confirm that the overall compensation mix is reasonably aligned with the marketplace.

EXECUTIVE COMPENSATION

The peer companies utilized in the review were updated for fiscal 2022 by the Compensation Consultant with input from the Compensation Committee and were approved by the Compensation Committee. The updated peer group was developed using several criteria (e.g., sector, market capitalization, revenue and headcount) and consists of companies occupying the e-commerce space of similar size and complexity. As part of the update for fiscal 2022, two companies were removed from the fiscal 2021 peer group due to acquisition (QAD and Stamps.com, which were acquired by Thomas Bravo in October 2021 and November 2021, respectively). Two new companies (PROS and Shutterstock) were added to the peer group. The peer group companies for the fiscal 2022 review were:

• Agilysys	• Porch Group
• American Software	• PROS
• Benefitfocus	• PubMatic
• BigCommerce	• Quotient Technology
• CarParts.com	• Ritchie Bros.
• Cars.com	• Shutterstock
• Channel Advisor	• SPS Commerce
• DHI Group	• Switch
• LivePerson	• The RealReal
• PetMed Express	• TrueCar

At the time of the fiscal 2022 review, we were at the 49th percentile of the peer group for revenue, the 21st percentile for headcount and the 44th percentile for market capitalization.

The Compensation Committee considers market data in setting compensation levels but does not target or position NEO pay levels at a specific percentile level relative to the peer group. Instead, the Compensation Committee reviews total direct compensation and the mix of the compensation components relative to the peer group as one factor in determining if compensation is adequate to attract and retain qualified executives. The compensation decisions specific to each component of total direct compensation for the NEOs are discussed below.

Base Salary

Summary. Base salaries for NEOs are designed to be competitive when compared with prevailing market rates. Base salaries are reviewed annually and at the time of promotion or other changes in responsibilities. In determining whether to award base salary increases, the Compensation Committee considers the Company’s overall business outlook, the Company’s budget, the executive’s individual performance, historical compensation, market compensation levels for comparable positions, internal pay equity and other factors, including any retention concerns. Under the employment agreements in place with our NEOs, the Compensation Committee may not reduce the salary of a NEO downward unless the NEO consents to a reduction.

Fiscal 2022. For fiscal 2022, the Compensation Committee approved base salaries in the following amounts for our NEOs:

Named Executive Officer	2022 Salary	2021 Salary	Percentage Increase
William P. Angrick, III	$420,000	$420,000	0.0%
Jorge A. Celaya	$392,403	$380,974	3.0%
John P. Daunt	$362,208	$349,959	3.5%
Steven J. Weiskircher	$348,295	$336,192	3.6%
Mark A. Shaffer	$344,435	$328,659	4.8%

Mr. Angrick’s base salary was not increased for fiscal 2022. This base salary level is below the competitive median range of our peers to emphasize long-term equity incentives during a period in which the Company is focused on long-term reinvestment of its earnings. The base salary levels for Messrs. Celaya, Daunt, Weiskircher and Shaffer increased by the percentages indicated above for fiscal 2022 to provide base salary levels competitive with our peers.

EXECUTIVE COMPENSATION

Fiscal 2023. For fiscal 2023, the Compensation Committee approved base salaries in the following amounts for our NEOs:

Named Executive Officer	2023 Salary	Percentage Increase
William P. Angrick, III	$435,000	3.6%
Jorge A. Celaya	$404,175	3.0%
John P. Daunt	$383,959	6.5%
Steven J. Weiskircher	$379,990	9.6%
Mark A. Shaffer	$354,768	3.0%

Mr. Angrick’s salary, which had remained at the same level since fiscal 2019, was increased by 3.6% for fiscal 2023; however, his base salary level remains below the competitive median range of our peers to continue to emphasize long-term equity incentives for Mr. Angrick as described above. The base salary levels for Mr. Celaya, Daunt, Weiskircher and Shaffer increased by the percentages indicated above to remain competitive with the marketplace and to reward individual performance in fiscal 2022.

Annual Incentive Compensation

Summary. Each of our NEOs are eligible to participate in the Liquidity Services, Inc. Annual Incentive Plan (the “AIP”). The AIP, which is administered by the Compensation Committee, provides our NEOs the opportunity to earn annual incentive compensation in the form of “at risk” performance-based cash bonuses. These cash bonuses are designed to motivate our NEOs to achieve certain corporate financial performance objectives (the “Performance Objectives”) consistent with the Company’s strategic plan. The more successful the Company’s performance (as measured against the Performance Objectives), the higher the potential payout under the AIP. The AIP was effective as of October 1, 2020. As such, fiscal 2021 was the first year in which our NEOs have participated in the AIP. However, prior to the adoption of the AIP, our NEOs were eligible to earn annual cash bonuses on substantially similar terms. Payouts of annual cash bonuses vary significantly from year to year based on the Company’s financial performance. For example, over the last five years, the payout to our Chairman and CEO has ranged from 47% to 225% of his base salary.

At the beginning of each fiscal year, the Compensation Committee sets the Performance Objectives as well as the range of possible payouts for each of our NEOs. As part of this process, the Compensation Committee selects the financial metrics against which the Company’s performance will be measured. These metrics typically include those that management uses to gauge the Company’s performance (e.g., consolidated adjusted EBITDA and consolidated gross profit). As used herein, the terms “consolidated adjusted EBITDA” and “Consolidated AEBITDA” have the same meaning as non-GAAP adjusted EBITDA as described in the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2022. As used herein, the terms “consolidated gross profit” and “Consolidated GP” have the same meaning as total segment gross profit as described in the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2022.

The Compensation Committee also establishes a threshold, target and maximum achievement level for each metric. If the Company’s performance falls below the threshold level for a metric, there is no payout on that metric. If the threshold level is met, our NEOs are eligible for a payout on that metric. The amount of such payout is dependent upon the Company’s actual performance as measured against the achievement levels for the metric. If the Company’s actual performance exceeds the threshold level on one metric but fails to do so on another, the payout to our NEOs would be limited accordingly as further described below.

The Compensation Committee endeavors to set appropriate threshold, target and maximum achievement levels. These levels are evaluated annually with input from the Compensation Consultant and are consistent with the Company’s business plan and strategic objectives. The Compensation Committee cannot specify the degree of difficulty required to meet target achievement levels but believes that achievement would require substantial and sustained performance by the Company.

EXECUTIVE COMPENSATION

As mentioned above, the range of possible payouts a NEO is eligible to receive is set by the Compensation Committee at the beginning of each fiscal year. The Compensation Committee sets a target bonus for each NEO, which the NEO will be eligible to receive if the Company’s performance equals the target achievement levels on each metric. The target bonus is set as a percentage of base salary based upon (1) the relative scope and responsibility of the NEO’s position and his respective impact on overall Company performance; and (2) comparative compensation data. If the Company’s performance exceeds the threshold achievement level but does not reach the target achievement level for a metric, the NEO will be eligible for a payout below target for that metric. If the Company’s performance exceeds the target achievement level for a metric, the NEO will be eligible for a payout above target for that metric subject to the applicable maximum established by the Compensation Committee. NEOs receive no payouts for below-threshold or above-maximum achievement. Additional information on the range of possible payouts to our NEOs for fiscal 2022 is provided below. Notwithstanding the foregoing, our NEOs are not entitled to any payout under the AIP. The Compensation Committee retains the discretion to increase or decrease payouts based on the Company’s (or the NEO’s) performance during the fiscal year.

Fiscal 2022 Performance Objectives and Achievement Levels. At its December 2021 meeting, the Compensation Committee established the Performance Objectives for fiscal 2022. The metrics chosen were Consolidated GP and Consolidated AEBITDA with the Consolidated AEBITDA metric weighted more heavily (60%) than the Consolidated GP metric (40%). These were the same metrics selected for fiscal 2021. The Compensation Committee selected these metrics because they continue to be key metrics used by management to measure the Company’s performance.

The Compensation Committee also determined that if the Company’s actual performance met the threshold set forth below for a metric, our NEOs would be eligible to receive a 20% payout on that metric. If actual performance fell between the threshold and the target on a metric, our NEOs would be eligible to receive a payout between 20% and 100% of the target payout on that metric. If actual performance met the target on a metric, our NEOs would be eligible to receive a 100% payout on that metric. If actual performance fell between the target and the maximum on a metric, our NEOs would be eligible to receive a payout between 100% and 150% of the target payout on that metric. The Compensation Committee chose to cap payouts at 150% of the target payout for fiscal 2022. As a result, even if the Company’s actual performance met or exceeded the maximum set forth below, our NEOs would be limited to a 150% payout on that metric.

Consolidated GP Achievement Levels
Threshold	Target	Maximum
$149.8M	$175.4M	$187.3M

Consolidated AEBITDA Achievement Levels
Threshold	Target	Maximum
$43.1M	$51.1M	$56.0M

The achievement levels for each of these metrics for fiscal 2022 represent a significant increase over those set for the same metrics for fiscal 2020 and fiscal 2021. For fiscal 2020, the target achievement level was $120.3 million for the Consolidated GP metric and $2.0 million for the Consolidated AEBITDA metric. For fiscal 2021, the target achievement level was $130.0 million for the Consolidated GP metric and $31.5 million for the Consolidated AEBITDA metric. The Compensation Committee strives to set target at a level which requires considerable improvement to the Company’s financial performance year-over-year, further emphasizing our pay-for-performance approach to executive compensation.

EXECUTIVE COMPENSATION

Fiscal 2022 Target and Maximum Awards. As described above, the amount ultimately paid to each NEO depends on the Company’s actual performance as measured against the Performance Objectives. The below table shows the target and maximum awards for fiscal 2022:

Named Executive Officer	Fiscal 2022 Target Award as Percentage of Base Salary	Fiscal 2022 Annual Incentive Target	Fiscal 2022 Maximum Award as Percentage of Base Salary	Fiscal 2022 Annual Incentive Maximum
William P. Angrick, III	150%	$630,000	225%	$945,000
Jorge A. Celaya	80%	$313,922	120%	$470,884
John P. Daunt	70%	$253,546	105%	$380,318
Steven J. Weiskircher	50%	$174,148	75%	$261,221
Mark A. Shaffer	50%	$172,218	75%	$258,326

The target award as a percentage of base salary for each of our NEOs for fiscal 2022 remained the same as fiscal 2021.

Fiscal 2022 Results and Payouts. At the end of fiscal 2022, our Chairman and CEO assessed the Company’s performance against the Performance Objectives and made a recommendation to the Compensation Committee regarding payouts to our NEOs. The Compensation Committee considered the recommendations, independently assessed the Company’s performance against the Performance Objectives and approved the payouts described below.

The Company’s actual performance in fiscal 2022 exceeded the threshold achievement level but fell short of the target achievement level on the Consolidated GP metric. As a result, the Compensation Committee approved payouts to our NEOs equal to 22% of the target bonus for the Consolidated GP metric.

As noted above, the fiscal 2022 bonus plan provided for a payout at 20% of target for the Consolidated AEBITA metric if the Company achieved Consolidated AEBITDA of $43.1M in fiscal 2022. While the Company achieved this threshold level of performance for fiscal 2022, it was determined that paying the 20% bonus for the Consolidated AEBITDA metric would reduce Consolidated AEBITDA below the $43.1M threshold. On the other hand, paying no bonus in respect of the Consolidated AEBITDA metric would cause Consolidated AEBITDA to meet the $43.1M threshold. Accordingly, the Compensation Committee determined that, to balance the Compensation Committee’s desire to properly incentivize management for achieving the bonus threshold while also taking into account the impact of bonus expense on Consolidated AEBITDA, it would establish a linear path for payout on the Consolidated AEBITDA metric decreasing from 20% at $43.1M to 0% at $41.1M. On this basis, our NEOs each received a payout equal to 10% of the target bonus amount for the Consolidated AEBITDA metric.

Fiscal 2022 results and related payments appear in the table below.

Name and Principal Position	Consolidated Gross Profit	Consolidated Adjusted EBITDA	2022 Incentive Target	2022 Actual Payout	2022 Actual Payout as a % of Target
William P. Angrick, III Chairman and Chief Executive Officer	22%	10%	$630,000	$ 198,828	32%
Jorge A. Celaya Chief Financial Officer	22%	10%	$313,922	$99,074	32%
John P. Daunt Chief Commercial Officer	22%	10%	$253,546	$80,019	32%
Steven J. Weiskircher Chief Technology Officer	22%	10%	$174,148	$54,961	32%
Mark A. Shaffer Chief Legal Officer and Corporate Secretary	22%	10%	$172,218	$54,352	32%

EXECUTIVE COMPENSATION

Fiscal 2023 Annual Incentive Compensation. At its December 2022 meeting, the Compensation Committee selected the Performance Objectives for our NEOs for fiscal 2023. The selected metrics are consolidated direct profit and Consolidated AEBITDA. These metrics were selected because they are key metrics used by management to measure the Company’s performance and they are weighed equally. As in fiscal 2022, the Compensation Committee chose to limit maximum payouts to 150% of the target bonus for fiscal 2023.

In addition to setting the Performance Objectives for fiscal 2023, the Compensation Committee reviewed the target and maximum awards for our NEOs at its December 2022 meeting and set the following award opportunities for fiscal 2023:

Named Executive Officer	Fiscal 2023 Target Award as Percentage of Base Salary	Fiscal 2023 Annual Incentive Target	Fiscal 2023 Maximum Award as Percentage of Base Salary	Fiscal 2023 Annual Incentive Maximum
William P. Angrick, III	150%	$652,500	225%	$978,750
Jorge A. Celaya	80%	$323,340	120%	$485,010
John P. Daunt	80%	$307,167	120%	$460,751
Steven J. Weiskircher	50%	$189,995	75%	$284,993
Mark A. Shaffer	50%	$177,384	75%	$266,076

The target award percentages for fiscal 2023 remained the same as in fiscal 2022 for Mr. Angrick, Mr. Celaya, Mr. Weiskircher and Mr. Shaffer. The target award percentage for fiscal 2023 for Mr. Daunt was increased from 70% to 80% to better reflect his impact on overall Company performance and to align his compensation with market data.

Long-Term Incentive Compensation

Summary. We grant long-term equity compensation on an annual basis to our executive officers to attract, retain and reward our executives and strengthen the mutuality of interests between our executive officers and our stockholders. The Compensation Committee annually determines whether to grant options or other equity-based incentives to executives. In making its determinations, the Compensation Committee considers factors such as market data, the executive’s performance and the Company’s performance in the last year and the results achieved by the executive, the executive’s base salary and the Compensation Committee’s view regarding the future potential of long-term contributions of the executive. Recommendations of the Chairman and CEO are also considered with respect to executive officers other than the Chairman and CEO.

The Compensation Committee historically had granted our NEOs long-term incentive awards in the form of options. As of September 30, 2022, 104,315 outstanding and exercisable options have been outstanding for more than six years from their grant date. One reason the Company has traditionally granted options is because they contribute to our pay-for-performance philosophy. Grantees only receive value from the options if there is an increase in the value of the Company’s shares following the date of grant. If our stock price declines, the options may expire before ever being exercised. Based on a stock price of $16.26, the closing price of our common stock on the last trading day of fiscal 2022, approximately 17.4% of issued equity is “under water” (i.e., the exercise price for such options exceeds $16.26). The “under water” options represent approximately 1.6% of the Company’s total issued and outstanding common stock as of September 30, 2022. Any options that expire unexercised are returned to the share pool under the Liquidity Services, Inc. Third Amended and Restated 2006 Omnibus Long-Term Incentive Plan (as amended, the “LTIP”).

EXECUTIVE COMPENSATION

The following chart depicts the portion of the Company’s equity overhang that is underwater and may potentially be returned to the share pool. The peer group used for comparison purposes in the below chart is the same peer group developed in consultation with the Compensation Consultant as part of its review of the Company’s executive compensation practices (i.e., Agilysys, American Software, Benefitfocus, BigCommerce, CarParts.com, Cars.com, Channel Advisor, DHI Group, LivePerson, PetMed Express, Porch Group, PROS, PubMatic, Quotient Technology, Ritchie Bros., Shutterstock, SPS Commerce, Switch, The RealReal and TrueCar).

Equity Overhang[1,2]

- The Company's FYE22 total equity overhang includes ~2.3M shares available for grant as of 9/30/2022

Liquidity Services Equity Overhang Practices vs. Peers
Percent of Company
10.7%
6.4%
9.4%
13.2%
17.2%
15.2%
19.0%
23.7%
LFY Issued Equity Overhang
LFY Total Equity Overhang
Liquidity Services (FYE 22)
Peer 25th Percentile
Peer 50th Percentile
Peer 75th Percentile

1. Total options and unvested restricted stock outstanding divided by total common shares issued and outstanding
2. Total options and unvested restricted stock outstanding plus shares available for future grant divided by total common shares issued and outstanding

As in fiscal 2021, our long-term incentive compensation program for fiscal 2022 provided grants of options and RSUs under the LTIP.

The Compensation Committee has historically made the annual grants of long-term incentive compensation at a regularly scheduled meeting after financial results are available for the prior fiscal year. As the Compensation Committee’s meeting schedule is established before the start of each fiscal year, the proximity of any grants to earnings announcements or other market events is coincidental. The Compensation Committee’s policy is to grant option and RSU awards on the date it approves them. The option exercise price is determined under the terms of the LTIP (typically, the closing price on the date of grant) and cannot be less than the fair market value of our common stock as of that date. In the case of Mr. Angrick, who beneficially owns greater than 10% of the Company’s outstanding common stock, the option exercise price for any options granted to him which are intended to be incentive stock options cannot be less than 110% of the fair market value of our common stock on the date of grant. Besides grants of options made as part of annual long-term incentive compensation awards, executive officers may receive options with the commencement of employment or upon promotion. In these cases, the exercise price is typically the closing price of our common stock on the date the Compensation Committee approves the award.

Fiscal 2022 Long-Term Equity Compensation. For fiscal 2022, the Compensation Committee chose to grant a mix of option and RSU awards to each of our NEOs. Each NEO received 70% of his equity compensation in the form of RSUs

EXECUTIVE COMPENSATION

and 30% in the form of options. Half of the granted options and RSUs have time-based vesting criteria while the other half have performance-based vesting criteria. The time-based options and RSUs vest over a four-year period with 25% vesting on each of January 1, 2023, January 1, 2024, January 1, 2025 and January 1, 2026. The performance-based options and RSUs vest based on the Company’s achievement of certain stock price milestones over a four-year period. Beginning on January 1, 2023 and on each April 1, July 1, October 1 and January 1 through January 1, 2026 (each, a “Measurement Date”), the Company’s stock price will be measured based on the average closing stock price over the 20 trading days preceding each Measurement Date. If the average exceeds the vesting price set forth in the table below, a set percentage of the award will vest.

Stock Price Vesting Milestones		Grant Date Share Price of $22.20(1)
Vesting Price	Percentage of Award Vesting on Achievement of Vesting Price	Cumulative Percentage of Award Vested
$25.00	15%	15%
$28.00	25%	40%
$33.00	25%	65%
$38.00	35%	100%
(1)
$22.20 was the closing price on December 7, 2021, the grant date for fiscal 2022 equity compensation.

The Compensation Committee also determined that no more than 25% of the performance-based options and RSUs will vest in each year of the four-year measurement period.

The long-term equity compensation awards for fiscal 2022 were approved by the Compensation Committee at its December 7, 2021 meeting. In determining the award for each of our NEOs, the Compensation Committee considered the award granted to each NEO in fiscal 2021, each NEO’s job responsibilities, the awards granted to similarly situated executives at peer group companies, each NEO’s experience and individual performance and recommendations of the Chairman and CEO.

The target value of each NEO’s equity compensation for fiscal 2022 as a percentage of base salary is as shown in the table below.

Named Executive Officer	Target Value of Annual Award as a Percentage of Base Salary
William P. Angrick, III	883%
Jorge A. Celaya	131%
John P. Daunt	142%
Steven J. Weiskircher	237%
Mark A. Shaffer	150%

EXECUTIVE COMPENSATION

The following award types were granted to our NEOs in fiscal 2022:

Award Type	Vesting Schedule	Performance Goals
Time-Based Options	12/48th on 1/1/2023 and 1/48th monthly thereafter for 36 months	N/A
Time-Based RSUs	25% on 1/1/2023 and 25% on each of 1/1/2024, 1/1/2025 and 1/1/2026	N/A
Performance-Based Options	Vesting from 1/1/2023 through 1/1/2026	Based on the average stock price over the 20 trading days preceding each January 1st, April 1st, July 1st, and October 1st
Performance-Based RSUs	Vesting from 1/1/2023 through 1/1/2026	Based on the average stock price over the 20 trading days preceding each January 1st, April 1st, July 1st, and October 1st

The number of options and RSUs granted to our NEOs in fiscal 2022 is included in the “Grants of Plan Based Awards for Fiscal 2022” table below.

Fiscal 2023 Long-Term Equity Compensation. In December 2022, the Compensation Committee determined to grant our NEOs a mix of options and RSUs for fiscal 2023. For each NEO, 70% of his, her or their equity compensation for fiscal 2022 will be RSUs and 30% will be options. Half of the granted options and RSUs have time-based vesting criteria while the other half have performance-based vesting criteria. The time-based options and RSUs vest over a four-year period with 25% vesting on each of January 1, 2024, January 1, 2025, January 1, 2026 and January 1, 2027. The performance-based options and RSUs vest based on the Company’s consolidated non-GAAP direct profit ("Consolidated Direct Profit") and Consolidated AEBIDTA results over a performance period ending January 1, 2026. Consolidated Direct Profit is calculated as total revenue less cost of goods sold (excluding depreciation and amortization). The Compensation Committee decided to use metrics and performance-based targets that would require sustained year-over-year growth in business fundamentals over a three-year period. Consolidated Direct Profit and Consolidated AEBIDTA are key metrics used by management to measure the Company’s performance.

Other Compensation and Benefit Programs

Our NEOs are eligible to participate in benefit plans available to substantially all of our employees, including the 401(k) Plan, medical insurance, dental insurance, life insurance and disability insurance programs. We do not provide our NEOs with any additional benefits or perquisites not available to all other employees.

Employment Agreements

We have entered into employment agreements with each of our NEOs that provide for, among other things, specified payments in the event of termination of employment under certain circumstances. The terms of these agreements are described under “Employment Agreements” below. The Compensation Committee believes it is important to provide our executives with some measure of financial security if their employment with the Company is terminated without cause or in connection with certain unforeseen circumstances. The Compensation Committee believes that these arrangements encourage an executive to comply with post-termination restrictive non-competition covenants and to cooperate with the Company both before and after the executive’s employment is terminated. The Compensation Committee believes these arrangements are reasonable and that it is beneficial to have agreements in place that specify the exact terms and benefits an executive receives if the Company elects to terminate such executive’s employment. Such agreements encourage executives to make sound decisions in the interest of our long-term performance, regardless of personal employment risk.

EXECUTIVE COMPENSATION

Stock Ownership and Anti-Hedging Requirements

In fiscal 2014, the Board adopted an Executive Stock Ownership Policy obligating NEOs to hold a number of shares of our common stock as shown in the below table.

Executive	Ownership Requirement as a Percentage of Base Salary
CEO	600%
Other NEOs	150%

Each NEO has five years after such NEO’s date of hire or designation as a NEO to satisfy this requirement. Each of our NEOs has satisfied or is on track to satisfy the stock ownership requirement within the applicable timeframe.

Pursuant to the Executive Stock Ownership Policy, a NEO may not purchase any financial instrument or enter into any transaction that hedges, pledges, or offsets any decrease in the market value of our common stock (including, but not limited to, prepaid variable forward contracts, equity swaps, collars, or exchange funds) except with the advance approval of the Board. On September 11, 2020, the Board approved in advance Mr. Angrick’s pledge of 1,400,000 shares of common stock. This approval was reviewed and extended on December 6, 2021 until such date as the Board revokes its approval. In reviewing and extending this approval, the Board took note of certain facts and circumstances that helped moderate risk to the Company from the pledge, including: (i) shares pledged by Mr. Angrick would be derived from shares purchased by Mr. Angrick for investment purposes as compared to shares received by Mr. Angrick as executive compensation; (ii) the pledge having a 50% loan-to-value ratio and only requiring funding for the difference between 50% of the original share value at the time of pledge and the then current price; (iii) the limited size of the pledge in reference to Mr. Angrick’s overall holdings; and (iv) Mr. Angrick’s lack of reliance on the pledged shares for compliance with the Executive Stock Ownership Policy. No other NEO has requested or been granted approval to enter into such a transaction.

A copy of the Executive Stock Ownership Policy is available on the Company’s website at https://investors.liquidityservices.com/corporate-governance.

Claw-Back Policy

If the Company’s financial statements are restated due to material non-compliance with any financial reporting requirement under applicable securities laws, the Company's claw-back policy states that bonus and other incentive awards, as well as any performance-based equity awards, are subject to forfeiture and/or recoupment if such awards would have been lower had they been determined or calculated based on the restated results. A copy of the claw-back policy is available on the Company’s website at https://investors.liquidityservices.com/corporate-governance.

On October 26, 2022, the SEC adopted final rules to implement the requirements of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”), which direct the national securities exchanges and associations (including our own securities exchange, Nasdaq) to establish listing standards requiring each issuer to develop and implement a policy providing for the recovery, in the event of an accounting restatement, of incentive-based compensation received by current or former executive officers where the compensation was based on erroneously reported financial information. Pending Nasdaq’s adoption of updated listing standards as required by the final rules, the Company anticipates it will amend the current claw-back policy to comply with these new requirements.

EXECUTIVE COMPENSATION

Deductibility of Executive Compensation

Section 162(m) of the Internal Revenue Code of 1986 (the “Code”) imposes a $1.0 million limit on the amount that a publicly-held corporation may deduct for compensation paid to its “covered employees.” Covered employees include any officer who is a named executive officer in any taxable year beginning after December 31, 2016. Due to the deduction limitation in Section 162(m) of the Code, a portion of compensation paid to our named executive officers may not be deductible. While the Compensation Committee considers the deductibility of compensation as one factor in determining executive compensation, the Compensation Committee believes that it is in the best interests of our shareholders to maintain flexibility in our approach to executive compensation in order to structure a program that we consider to be the most effective in attracting, motivating and retaining key executives and aligning pay with performance.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table summarizes the compensation of our NEOs, which includes our principal executive officer, our principal financial officer and our three other most highly compensated executive officers serving as of September 30, 2022.

Name and Principal Position	Year	Salary(1)	Bonus	Stock Awards(2)	Option Awards(2)	Non‑Equity Incentive Plan Compensation(3)	All Other Compensation(4)	Total
William P. Angrick, III Chairman and Chief Executive Officer	2022	420,000		2,522,676	1,184,952	198,828	14,040	4,340,496
	2021	420,000		397,212	1,013,376	945,000	5,822	2,781,410
	2020	420,000		614,609	739,525	708,101	10,275	2,492,510
Jorge A. Celaya Chief Financial Officer	2022	392,403		350,282	164,939	99,074	13,200	1,019,898
	2021	380,974		166,762	442,602	457,169	4,982	1,452,489
	2020	373,504		254,495	292,761	335,846	7,258	1,263,864
John P. Daunt Chief Commercial Officer	2022	362,208		350,282	164,939	80,019	13,200	970,648
	2021	349,959		453,998	492,048	367,457	4,982	1,668,444
	2020	318,000		183,147	211,167	232,325	3,903	948,542
Steven J. Weiskircher Chief Technology Officer	2022	348,295		560,773	263,817	54,961	12,140	1,239,986
	2021	336,192		145,812	387,930	252,144	7,368	1,129,446
	2020	329,600		153,933	177,554	185,230	10,545	856,862
Mark A. Shaffer Chief Legal Officer and Corporate Secretary	2022	344,435		350,282	164,939	54,352	12,140	926,148
	2021	328,659		128,214	340,896	246,494	5,150	1,049,413
	2020	322,215		137,641	158,308	181,080	6,749	805,993

(1)
Each of the NEOs contributed a portion of his, her or their salary to the 401(k) Plan.
(2)
The amounts reported in these columns reflect the aggregate grant date fair value of options and RSUs granted to each of the NEOs in the years shown, computed in accordance with GAAP, disregarding estimates of forfeitures related to service-based vesting conditions. The amounts reported for performance-based awards were calculated assuming that all applicable performance goals would be achieved. For additional information about these calculations, see the “Grants of Plan-Based Awards for Fiscal 2022” table included in this proxy statement. For additional information about the assumptions used in these calculations, see Note 2 and Note 12 to our audited consolidated financial statements included in our Annual Report on Form 10‑K for the fiscal year ended September 30, 2022. At no time, did the Company exceed the aggregate limit on the number of shares available for grant under the LTIP, or any other limits under the LTIP.
(3)
The amounts in the Non‑Equity Incentive Plan Compensation column represent the cash bonuses described under the section of this proxy statement entitled “Annual Incentive Compensation.” These cash bonuses were paid to our NEOs in fiscal 2023 for performance in fiscal 2022.
(4)
The payments listed for fiscal 2022 in the “All Other Compensation” column above reflect the following amounts and, unless noted below, are based upon the actual cost expended by the Company:

For Mr. Angrick, the amount shown includes: $8,700 for 401(k) Plan matching contributions, $1,340 for short‑term and long-term disability insurance premium payments, $3,160 for group term life insurance premium payments, and $840 for cell phone reimbursement.

For Mr. Celaya, the amount shown includes: $8,700 for 401(k) Plan matching contributions, $1,340 for short‑term and long-term disability insurance premium payments, and $3,160 for group term life insurance premium payments.

For Mr. Daunt, the amount shown includes: $8,700 for 401(k) Plan matching contributions, $1,340 for short‑term and long-term disability insurance premium payments, and $3,160 for group term life insurance premium payments.

For Mr. Weiskircher, the amount shown includes: $8,700 for 401(k) Plan matching contributions, $1,340 for short-term and long-term disability insurance premium payments, $1,260 for group term life insurance premium payments, and $840 for cell phone reimbursement.

For Mr. Shaffer, the amount shown includes: $8,700 for 401(k) Plan matching contributions, $1,340 for short-term and long-term disability insurance premium payments, $1,260 for group term life insurance premium payments, and $840 for cell phone reimbursement.

EXECUTIVE COMPENSATION

Employment Agreements

We have entered into employment agreements with all of our NEOs that provide for, among other things, the term of employment, compensation and benefits payable during the term of the agreement and compensation payable when an executive’s employment is terminated under certain conditions. The Compensation Committee believes it is important to provide our NEOs with some measure of financial security in the event that their employment with the Company is terminated without cause or in connection with certain unforeseen circumstances. The Compensation Committee believes that these arrangements encourage NEOs to comply with post-termination restrictive covenants and to cooperate with the Company both before and after his, her or their employment is terminated. The Compensation Committee believes these arrangements are reasonable and that it is beneficial to have agreements in place that specify the exact terms and benefits a NEO receives if the Company elects to terminate such NEO’s employment. Such agreements encourage NEOs to make sound decisions in the interest of our long-term performance, regardless of personal employment risk. The Compensation Committee approved the terms of the employment agreements prior to the date the Company entered into such agreements with the NEOs.

We also have confidentiality, non‑competition and intellectual property agreements with our NEOs. These agreements typically provide that the NEO may not disclose or transfer any of our confidential information to any person, business entity or other organization without authorization from us, and that the NEO may not, during his, her or their employment with us and for 12 months thereafter, hire or solicit any of our employees for employment with another person or entity or in any way interfere with the relationship we have with any of our employees, clients, or other business relationships. Further, these agreements also typically provide that the NEO may not, during his, her or their employment with us and for up to 12 months thereafter, compete with us. These agreements typically also provide that all ideas, designs, works and inventions made by the NEO in the course of such NEO’s employment with us are our exclusive property, and that the copyrights of all writings produced by the NEO during the course of such NEO’s work for us are the property of the Company.

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A summary of the employment agreements between the Company and each of our NEOs that were in effect during fiscal 2022 are described below. Effective January 17, 2023, each of our NEOs entered into an amended and restated employment agreement with the Company. These amended and restated employment agreements provide uniform terms for all NEOs, which terms are summarized below.

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Summary of Employment Agreement with William P. Angrick, III. We entered into an employment agreement with Mr. Angrick effective as of June 13, 2016. The agreement provides that Mr. Angrick will be employed as our Chairman and CEO and that his employment will continue for one year from the effective date, after which it will automatically renew for successive one-year terms until terminated by the Company or Mr. Angrick pursuant to the terms of the agreement. The agreement provides for an initial annual base salary of $380,000, which was approved by the Compensation Committee and which may be increased but not decreased without Mr. Angrick’s consent. Mr. Angrick is also eligible for an annual incentive bonus under a sliding scale as approved by the Compensation Committee based upon the achievement of certain performance milestones. He is eligible to receive an added bonus amount for the completion of projects that increase stockholder value, at the discretion of the Compensation Committee. If Mr. Angrick’s employment is terminated because of his death, his estate will receive his base salary through the next full calendar month and all other unpaid amounts. If Mr. Angrick’s employment is terminated because of disability, he is entitled to his base salary through the third full calendar month after termination and all other unpaid amounts, provided that his base salary will be reduced by any amounts received under any disability insurance provided by the Company.

The agreement further provides that if his employment with the Company is terminated by the Company other than for cause, disability or death, or is terminated by Mr. Angrick for good reason, Mr. Angrick will receive: (1) his base salary through the date of termination and all other unpaid amounts owed under the employment agreement; and (2) a lump‑sum severance package equal to twelve months of his base salary plus an amount equal to the average annual incentive bonus earned by Mr. Angrick over the previous two fiscal years. All severance payments made by the Company to Mr. Angrick are payable within 30 days of notice of termination.

Summary of Employment Agreement with Jorge A. Celaya. We entered into an employment agreement with Mr. Celaya effective as of July 20, 2015. The agreement provides that Mr. Celaya will serve as Chief Financial Officer for a period of one year from the effective date, after which the agreement automatically renews for successive one-year terms until terminated by the Company or Mr. Celaya pursuant to the terms of the agreement. The agreement provides for an initial base salary of $350,000, which was approved by the Compensation Committee. Mr. Celaya is also eligible for an

EXECUTIVE COMPENSATION

annual incentive bonus based upon the achievement of certain performance milestones. Pursuant to the agreement, Mr. Celaya received an initial equity grant of restricted stock with a value of $1,700,000 that vested quarterly over four years. The agreement also provides that Mr. Celaya is eligible to receive additional long-term incentive compensation each year.

If Mr. Celaya’s employment is terminated as a result of his death, his estate will receive his base salary through the next full calendar month and all other unpaid amounts owed under the employment agreement. If Mr. Celaya’s employment is terminated because of disability, he is entitled to receive his base salary through the third full calendar month after termination and all other unpaid amounts, provided that his base salary will be reduced by any amounts received under any disability insurance provided by the Company. The agreement also provides that if his employment is terminated by the Company other than for cause, disability or death, or by Mr. Celaya for good reason, in each case not in connection with a corporate transaction, Mr. Celaya is entitled to receive: (1) his base salary through the date of termination and all other unpaid amounts; and (2) a lump‑sum severance package equal to the sum of twelve months of his base salary plus an amount equal to his annual target incentive bonus. In addition, the Company will maintain his medical, dental and vision benefits at the same level as if he had continued to remain actively employed with the Company for a period of six months following his termination. If Mr. Celaya’s employment is terminated by the Company other than for cause, disability or death, or by Mr. Celaya for good reason, in each case within the twelve months following a corporate transaction, Mr. Celaya is entitled to receive: (1) his base salary through the date of termination and all other unpaid amounts; and (2) a lump‑sum severance package equal to eighteen months of his base salary plus an amount equal to 150% of his annual target incentive bonus. In addition, the Company will maintain his medical, dental and vision benefits at the same level as if he had continued to remain actively employed with the Company for a period of six months following his termination. All severance payments made by the Company to Mr. Celaya are payable within 30 days of notice of termination.

Summary of Employment Agreement with John P. Daunt. We entered into an employment agreement with Mr. Daunt effective as of November 5, 2019. The agreement states that his employment will continue for one year from the effective date, after which it will automatically renew for successive one-year terms until terminated by the Company or Mr. Daunt. The agreement provides for an initial annual base salary of $300,000, which may be increased but not decreased without Mr. Daunt’s consent. Mr. Daunt is also eligible for an annual incentive bonus based upon the achievement of certain performance milestones.

The agreement provides that if Mr. Daunt is terminated as a result of his death, his estate will receive his base salary through the next full calendar month and all other unpaid amounts owed under the agreement. If Mr. Daunt’s employment is terminated because of disability, he is entitled to receive his base salary through the third full calendar month after termination and all other unpaid amounts, provided that his base salary will be reduced by any amounts received under any disability insurance provided by the Company. The agreement further provides that if his employment is terminated by the Company other than for cause, disability or death, or by Mr. Daunt for good reason, Mr. Daunt will receive: (1) his base salary through the date of termination and all other unpaid amounts; and (2) a lump‑sum severance package equal to nine months of his base salary.

Summary of Employment Agreement with Steven J. Weiskircher. We entered into an employment agreement with Mr. Weiskircher on June 13, 2019. The agreement states that his employment will continue for one year from the effective date, after which it will automatically renew for successive one-year terms until terminated by either the Company or Mr. Weiskircher. The agreement provides for an initial annual base salary of $320,000, which may be increased but not decreased without Mr. Weiskircher’s consent. The agreement also provides for a special grant of 150,000 shares of restricted stock, half of which are subject to time-based restrictions that lapse equally over a four-year period and half of which are subject to performance-based restrictions that lapse based on the Company attaining certain financial targets over a four-year period. Mr. Weiskircher is also eligible for a period of three years for annual equity awards with an approximate value of $160,000.

The agreement provides that if Mr. Weiskircher is terminated as a result of his death, his estate will receive his base salary through the next full calendar month and all other unpaid amounts owed under the agreement. If Mr. Weiskircher’s employment is terminated because of disability, he is entitled to receive his base salary through the third full calendar month after termination and all other unpaid amounts, provided that his base salary will be reduced by any amounts received under any disability insurance provided by the Company. The agreement further provides that if his employment is terminated by the Company other than for cause, disability or death, or by Mr. Weiskircher for good reason, Mr. Weiskircher will receive: (1) his base salary through the date of termination and all other unpaid amounts; and (2) a lump‑sum severance package equal to nine months of his base salary.

EXECUTIVE COMPENSATION

Summary of Employment Agreement with Mark A. Shaffer. We entered into an employment agreement with Mr. Shaffer effective as of July 13, 2016. The agreement states that his employment will continue for one year from the effective date, after which it will automatically renew for successive one-year terms until terminated by either party. The agreement provides for an initial annual base salary of $220,000, which may be increased but not decreased without Mr. Shaffer’s consent. Mr. Shaffer is also eligible for an annual incentive bonus based upon the achievement of certain performance milestones.

The employment agreement provides that if Mr. Shaffer is terminated as a result of his death, his estate will receive his base salary through the next full calendar month and all other unpaid amounts owed under the employment agreement. If Mr. Shaffer’s employment is terminated because of disability, he is entitled to receive his base salary through the third full calendar month after termination and all other unpaid amounts, provided that his base salary will be reduced by any amounts received under any disability insurance provided by the Company. The employment agreement further provides that if his employment is terminated by the Company other than for cause, disability or death, or by Mr. Shaffer for good reason, Mr. Shaffer will receive: (1) his base salary through the date of termination and all other unpaid amounts; and (2) a lump-sum severance package equal to twelve months of his base salary plus an amount equal to the average annual incentive bonus earned by Mr. Shaffer over the previous two fiscal years.

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Summary of Amended and Restated Employment Agreements. As noted above, effective January 17, 2023, the Company entered into an amended and restated employment agreement with each of our NEOs. The terms of these agreements are substantially the same for each NEO and are summarized in further detail below.

Each agreement provides that the NEO’s employment will continue until terminated in accordance with the terms of the agreement. Each NEO is entitled to an annual base salary equal to at least the amount approved by the Compensation Committee for fiscal 2023. The NEO’s base salary may be increased, but not decreased without the NEO’s consent. Each NEO is also eligible for an annual cash incentive opportunity based on a percentage of the NEO’s base salary set by the Compensation Committee; provided that the Compensation Committee approves a payout of the bonus and the NEO is employed on the last day of the fiscal year to which the bonus relates. Each NEO is also eligible to receive long-term incentive awards as approved by the Compensation Committee.

Each NEO’s agreement also provides for certain payments under the following circumstances:

•
If the NEO’s employment is terminated because of such NEO’s death,the NEO’s estate will receive such NEO’s base salary through the next full calendar month and all other unpaid amounts owed under the agreement.
•
If the NEO’s employment is terminated because of disability, the NEO is entitled to 25% of such NEO’s annual base salary and all other unpaid amounts owed under the agreement.
•
If the NEO’s employment is terminated by the Company with cause or by the NEO without good reason, the NEO is entitled to such NEO’s base salary through the date of termination and all other unpaid amounts owed under the employment agreement.
•
If the NEO’s employment is terminated by the Company other than for cause, disability or death, or is terminated by the NEO for good reason, the NEO will receive:

(1) such NEO’s base salary through the date of termination and all other unpaid amounts owed under the agreement;

(2) a severance package equal to 12 months of such NEO’s base salary plus an amount equal to such NEO’s target incentive bonus for the fiscal year in which such NEO is terminated; and

(3) a lump sum payment reflecting 12 months of the total premium required to maintain coverage under the Consolidated Omnibus Budget Reconciliation Act of 1985 (“COBRA”), less 12 months of the NEO’s monthly premium contribution in effect immediately prior to termination. This amount is only payable to the extent the NEO had such coverage prior to termination.

The NEO is only entitled to the above-described payments if such NEO signs a general release of claims in favor of the Company. The total payment will be made as a single lump sum at the next regularly scheduled payroll date following the date that the release becomes irrevocable.

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EXECUTIVE COMPENSATION

Grants of Plan-Based Awards for Fiscal 2022

The following table provides additional information about plan-based awards granted to our NEOs in fiscal 2022. Our NEOs received five types of plan-based awards in fiscal 2022: annual cash bonuses under the AIP (the “2022 Cash Award”), time-based stock options under the LTIP (the “2022 Options”), time-based RSUs under the LTIP (the “2022 RSUs”), performance-based stock options under the LTIP (the “2022 Performance Options”) and performance-based RSUs under the LTIP (the “2022 Performance RSUs”).

Name	Grant Date	Compensation Committee Approval Date	Estimated Future Payouts Under Non‑Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)	All Other Stock Awards: Number of Shares of Stock or Units(3) (#)	All Other Option Awards: Number of Securities Underlying Options(4) (#)	Exercise or Base Price of Option Awards(5) ($/Share)	Grant Date Fair Value of Stock & Option Awards(6) ($)
			Threshold ($)	Target ($)	Maximum ($)	Target (#)
William P. Angrick, III
2022 Cash Award	N/A	12/7/2021	126,000	630,000	945,000	-	-	-	-	-
2022 Options	12/7/2021	12/7/2021	-	-	-	-	-	56,615	$24.42	$603,516
2022 RSUs	12/7/2021	12/7/2021	-	-	-	-	62,800	-	-	$1,394,160
2022 Performance Options	12/7/2021	12/7/2021	-	-	-	56,615	-	-	$24.42	$581,436
2022 Performance RSUs	12/7/2021	12/7/2021	-	-	-	62,800	-	-	-	$1,128,516
Jorge A. Celaya
2022 Cash Award	N/A	12/7/2021	62,784	313,922	470,884	-	-	-	-	-
2022 Options	12/7/2021	12/7/2021	-	-	-	-	-	7,740	$22.20	$84,985
2022 RSUs	12/7/2021	12/7/2021	-	-	-	-	8,720	-	-	$193,584
2022 Performance Options	12/7/2021	12/7/2021	-	-	-	7,740	-	-	$22.20	$79,954
2022 Performance RSUs	12/7/2021	12/7/2021	-	-	-	8,720	-	-	-	$156,698
John P. Daunt
2022 Cash Award	N/A	12/7/2021	50,709	253,546	380,318	-	-	-	-	-
2022 Options	12/7/2021	12/7/2021	-	-	-	-	-	7,740	$22.20	$84,985
2022 RSUs	12/7/2021	12/7/2021	-	-	-	-	8,720	-	-	$193,584
2022 Performance Options	12/7/2021	12/7/2021	-	-	-	7,740	-	-	$22.20	$79,954
2022 Performance RSUs	12/7/2021	12/7/2021	-	-	-	8,720	-	-	-	$156,698
Steven J. Weiskircher
2022 Cash Award	N/A	12/7/2021	34,830	174,148	261,221	-	-	-	-	-
2022 Options	12/7/2021	12/7/2021	-	-	-	-	-	12,380	$22.20	$135,932
2022 RSUs	12/7/2021	12/7/2021	-	-	-	-	13,960	-	-	$309,912
2022 Performance Options	12/7/2021	12/7/2021	-	-	-	12,380	-	-	$22.20	$127,885
2022 Performance RSUs	12/7/2021	12/7/2021	-	-	-	13,960	-	-	-	$250,861

EXECUTIVE COMPENSATION

Name	Grant Date	Compensation Committee Approval Date	Estimated Future Payouts Under Non‑Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)	All Other Stock Awards: Number of Shares of Stock or Units(3) (#)	All Other Option Awards: Number of Securities Underlying Options(4) (#)	Exercise or Base Price of Option Awards(5) ($/Share)	Grant Date Fair Value of Stock & Option Awards(6) ($)
			Threshold ($)	Target ($)	Maximum ($)	Target (#)
Mark A. Shaffer
2022 Cash Award	N/A	12/7/2021	34,444	172,218	258,326	-	-	-	-	-
2022 Options	12/7/2021	12/7/2021	-	-	-	-	-	7,740	$22.20	$84,985
2022 RSUs	12/7/2021	12/7/2021	-	-	-	-	8,720	-	-	$193,584
2022 Performance Options	12/7/2021	12/7/2021	-	-	-	7,740	-	-	$22.20	$79,954
2022 Performance RSUs	12/7/2021	12/7/2021	-	-	-	8,720	-	-	-	$156,698

(1)
Amounts shown represent the threshold, target and maximum awards that could have been earned by the NEO as annual incentive compensation for fiscal 2022. Actual bonuses paid for fiscal 2022 are shown in the Summary Compensation Table in the “Non-Equity Incentive Plan Compensation” column. For a discussion of this plan, see “Executive Compensation—Annual Incentive Compensation.”
(2)
Amounts shown represent the number of performance-based RSUs or options that could be earned by the NEO if the performance goal described under “Executive Compensation—Long-Term Incentive Compensation” is achieved in full. The performance-based RSUs and options reported in this column were granted under the LTIP.
(3)
These time-based RSUs were granted under the LTIP and vest over a four-year period, with 25% vesting on each of January 1, 2023, January 1, 2024, January 1, 2025 and January 1, 2026.
(4)
The options were granted under the LTIP and vest over a four-year period, with 12/48th vesting on January 1, 2023 and 1/48th vesting each month thereafter for 36 months.
(5)
The options have an exercise price equal to the closing price of our common stock on the grant date, except that the stock options granted to Mr. Angrick have an exercise price equal to 110% of the closing price of our common stock on the grant date.
(6)
The amounts reported in this column for awards represent the full grant date fair value of the awards calculated in accordance with GAAP. The value of the time-based RSUs as of the grant date is calculated by multiplying the closing price of our common stock on the grant date times the number of RSUs awarded. For performance-based RSUs, this value is calculated assuming the maximum performance levels are attained. The value of the time-based options as of the grant date is determined by the Black Scholes model. The value of the performance-based options as of the grant date is determined by an integrated Monte Carlo simulation model assuming the maximum performance levels are attained. For additional information about the assumptions used in these calculations, see Note 2 to the audited consolidated financial statements of the Company in our Annual Report on Form 10‑K for the fiscal year ended September 30, 2022.

The following is a description of material factors necessary to understand the information regarding the awards reflected in the “Grants of Plan‑Based Awards for Fiscal 2022” table.

For information regarding the AIP, please see “Annual Incentive Compensation” above. Awards under this plan are paid in cash.

Stock option awards granted in fiscal 2022 were granted under the LTIP. The LTIP provides that the price of each option shall be at least the fair market value on the grant date of a share of our common stock; provided, however, that if the grantee holds more than 10% of the total combined voting power of all classes of outstanding stock of the Company, the price of an option granted to such person will be at least 110% of the fair market value on the grant date. Under the LTIP, the fair market value of a share of common stock is generally the closing price of our common stock on the grant date.

The option awards reflected in the “Grants of Plan‑Based Awards for Fiscal 2022” table under “2022 Options” and “2022 Performance Options” are qualified and non‑qualified stock options to purchase shares of our common stock approved by the Compensation Committee and granted to the NEOs as a part of our 2022 annual grant of long‑term incentive compensation as described above under “Executive Compensation—Long‑Term Incentive Compensation”. The options may vest earlier than as set forth in the footnotes above upon a change of control of the Company if the options are not assumed or substituted by the surviving corporation. Unvested options will also vest if the executive is involuntarily

EXECUTIVE COMPENSATION

terminated by the Company within one year following a change of control. The option term may not exceed 10 years and may be shortened in the event of death, disability or termination of service.

The stock awards reflected in the “Grants of Plan‑Based Awards for Fiscal 2022” table under “2022 RSUs” and “2022 Performance Stock Units” are time‑based and performance‑based RSU awards, respectively, which were approved by the Compensation Committee and granted to the NEOs as described above under “Executive Compensation—Long‑Term Incentive Compensation”. The RSUs may vest earlier upon a change of control of the Company if the awards are not assumed, continued or substituted by the surviving corporation.

Outstanding Equity Awards at 2022 Fiscal Year End

The following table provides information on the holdings of stock options of each NEO as of September 30, 2022.

Outstanding Option Awards at 2022 Fiscal Year End
Name	Grant Date	Number of Securities Underlying Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price(1) ($)	Option Expiration Date
William P. Angrick, III
	11/27/2012	14,695	-	-	46.72	11/27/2022
	11/27/2013	48,122	-	-	24.19	11/27/2023
	3/3/2017(2)	48,000	-	-	9.13	3/3/2022
	3/3/2017(3)	27,360	-	-	9.13	3/3/2022
	12/11/2017(4)	87,080	-	-	4.92	12/11/2022
	12/11/2017(3)	130,620	-	-	4.92	12/11/2022
	12/4/2018(5)	110,756	10,350	-	6.72	12/4/2023
	12/4/2018(3)	124,200	-	-	6.72	12/4/2023
	12/3/2019(6)	93,267	46,663	-	7.36	12/3/2024
	12/3/2019(3)	139,900	-	-	7.36	12/3/2024
	12/1/2020(7)	54,979	76,971	-	10.41	12/1/2025
	12/1/2020(3)	131,950	-	-	10.41	12/1/2025
	12/7/2021(9)	-	56,615	-	24.42	12/7/2026
	12/7/2021(3)	-	-	56,615	24.42	12/7/2026
Jorge A. Celaya
	12/4/2018(5)	760	3,042	-	6.11	12/4/2028
	12/3/2019(6)	11,387	18,000	-	6.69	12/3/2029
	12/1/2020(7)	22,937	32,113	-	9.46	12/1/2030
	12/1/2020(3)	55,050	-	-	9.46	12/1/2030
	12/7/2021(9)	-	7,740	-	22.20	12/7/2031
	12/7/2021(3)	-	-	7,740	22.20	12/7/2031

EXECUTIVE COMPENSATION

Outstanding Option Awards at 2022 Fiscal Year End
Name	Grant Date	Number of Securities Underlying Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price(1) ($)	Option Expiration Date
John P. Daunt
	12/4/2018(5)	8,667	1,733	-	6.11	12/4/2028
	12/4/2018(3)	14,833	-	-	6.11	12/4/2028
	4/29/2019(8)	8,334	3,333	-	6.58	4/29/2029
	4/29/2019(3)	10,458	-	-	6.58	4/29/2029
	12/3/2019(6)	12,853	12,983	-	6.69	12/3/2029
	12/3/2019(3)	38,950	-	-	6.69	12/3/2029
	12/1/2020(7)	25,500	22,473	-	9.46	12/1/2030
	12/1/2020(3)	61,200	-	-	9.46	12/1/2030
	12/7/2021(9)	-	7,740	-	22.20	12/7/2031
	12/7/2021(3)	-	-	7,740	22.20	12/7/2031
Steven J. Weiskircher
	12/3/2019(6)	6,140	10,917	-	6.69	12/3/2029
	12/1/2020(7)	5,786	28,146	-	9.46	12/1/2030
	12/7/2021(9)	-	12,380	-	22.20	12/7/2031
	12/7/2021(3)	-	-	12,380	22.20	12/7/2031
Mark A. Shaffer
	12/4/2018(5)	649	2,596	-	6.11	12/4/2028
	12/3/2019(6)	609	9,733	-	6.69	12/3/2029
	12/1/2020(7)	884	24,733	-	9.46	12/1/2030
	12/7/2021(9)	-	7,740	-	22.20	12/7/2031
	12/7/2021(3)	-	-	7,740	22.20	12/7/2031

(1)
The closing price of our common stock on the grant date is the exercise price for stock options, except stock options granted to Mr. Angrick. The exercise price for Mr. Angrick’s outstanding stock options is 110% of the closing price of our common stock on the grant date.
(2)
These are time-based options that vest as follows: 37.50% vested on April 1, 2018 and thereafter, 2.083% vest each month for 30 months.
(3)
These options vest based on the achievement of certain financial milestones. These options will vest in installments when we achieve certain pre‑established performance goals.
(4)
These are time-based options that vest as follows: 31.25% vested on January 1, 2019 and thereafter, 2.083% vest each month for 33 months.
(5)
These are time-based options that vest as follows: 25% vested on January 1, 2020 and thereafter, 25% vest on each of January 1, 2021, January 1, 2022 and January 1, 2023.
(6)
These are time-based options that vest as follows: 25% vested on January 1, 2021 and thereafter, 2.08% vest each month for 36 months.
(7)
These are time-based options that vest as follows: 25% vested on January 1, 2022 and thereafter, 2.08% vest each month for 36 months.
(8)
These are time-based options that vest as follows: 25% vested on May 1, 2020 and thereafter, 25% vest on each of May 1, 2021, May 1, 2022 and May 1, 2023.
(9)
These are time-based options that vest as follows: 25% will vest on January 1, 2023 and thereafter, 2.08% vest each month for 36 months.

EXECUTIVE COMPENSATION

The following table provides information on the holdings of stock awards of each NEO as of September 30, 2022.

Outstanding Stock Awards at 2022 Fiscal Year End
Name	Grant Date	Number of Shares or Units of Stock That Have Not Vested(1) (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units, or Other Rights That Have Not Vested(2) (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units, or Other Rights That Have Not Vested ($)
William P. Angrick, III
	12/4/2018	4,325	70,325	-	-
	12/3/2019	27,350	444,711	-	-
	12/1/2020	17,775	289,022	-	-
	12/7/2021	62,800	1,021,128	-	-
	12/7/2021	-	-	62,800	1,021,128
Jorge A. Celaya
	12/4/2018	1,475	23,984	-	-
	12/3/2019	11,325	184,145	-	-
	12/1/2020	7,462	121,332	-	-
	12/7/2021	8,720	141,787	-	-
	12/7/2021	-	-	8,720	141,787
John P. Daunt
	12/4/2018	837	13,610	-	-
	4/29/2019	3,750	60,975	-	-
	12/3/2019	8,150	132,519	-	-
	12/1/2020	8,287	134,747	-	-
	12/7/2021	8,720	141,787	-	-
	12/7/2021	-	-	8,720	141,787
Steven J. Weiskircher
	8/5/2019	18,750	304,875	-	-
	12/3/2019	6,850	131,706	-	-
	12/1/2020	6,525	85,772	-	-
	12/7/2021	13,960	226,990	-	-
	12/7/2021	-	-	13,960	226,990
Mark A. Shaffer
	12/4/2018	1,262	20,520	-	-
	12/3/2019	6,125	99,593	-	-
	12/1/2020	5,737	93,284	-	-
	12/7/2021	8,720	141,787	-	-
	12/7/2021	-	-	8,720	141,787

EXECUTIVE COMPENSATION

(1)
These amounts refer to time‑based restricted stock awards granted under the LTIP, which vest over a four‑year period in 25% installments.
(2)
These amounts refer to performance‑based restricted stock awards granted under the LTIP, which vest, if at all, based on the Company’s achievement of certain financial performance goals. These awards will vest in installments as and when we achieve certain pre‑established financial goals.

Option Exercises and Stock Vested During Fiscal 2022

The following table shows the stock options that were exercised, and the restrictions on RSUs that lapsed, during fiscal 2022 for each of our NEOs. The values shown below are before payment of any applicable withholding tax and/or broker commissions.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized upon Exercise(1) ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting(2) ($)
William P. Angrick, III	0	$0	49,675	$1,080,930
Jorge A. Celaya	20,131	$275,020	20,095	$437,185
John P. Daunt	3,498	$117,017	54,490	$1,135,777
Steven J. Weiskircher	52,558	$1,310,574	33,050	$638,201
Mark A. Shaffer	34,069	$858,274	14,198	$308,527

(1)
The value realized on exercise is calculated as the difference between (A) either (i) the actual sales price of the shares underlying the options exercised if the shares were immediately sold upon exercise or (ii) the closing price of the shares underlying options exercised if the shares were not immediately sold after exercise and (B) the applicable exercise price of the options.
(2)
The value realized on vesting is calculated by multiplying (A) the closing price of a common share on the vesting date and (B) the number of shares acquired on vesting before withholding taxes.

EXECUTIVE COMPENSATION

Potential Payments upon Termination of Employment and Change of Control

Payments upon Termination of Employment. We have entered into employment agreements with each of our NEOs that provide compensation upon certain triggering events that result in termination of employment. These agreements are described under “Employment Agreements” above and summarized in the table below.

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	Termination (other than for cause or by employee without good reason)(1)	Death	Disability
Severance	Lump-Sum Cash Payment(2)	Base salary through the next full calendar month	At fiscal year end: Base salary through the third full calendar month after termination, reduced by any amounts received under any disability insurance provided by the Company(3)
Time-Based Options and RSUs	Unvested amounts do not accelerate.
Performance-Based Options and RSUs	Unvested amounts do not accelerate.
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(1)
For information with respect to terminations following a change in control, see “Change of Control Arrangements” below.
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(2)
As of the last day of fiscal 2022, if terminated other than for cause, death or disability or by the employee without good reason, (a) each of Mr. Angrick and Mr. Shaffer was entitled to 12 months base salary plus the average of his last two annual incentive bonuses; (b) Mr. Celaya was entitled to 12 months base salary plus the amount of his target bonus; and (c) each of Mr. Daunt and Mr. Weiskircher was entitled to 9 months base salary. In addition, the Company was required to maintain Mr. Celaya’s medical, dental and vision benefits for a period of six months. Effective January 17, 2023, if a NEO is terminated by the Company without cause or by the employee with good reason, the NEO is entitled to the sum of: (a) 12 months of base salary; and (b) such NEO’s target bonus for the fiscal year of termination. Additionally, the NEO is entitled to payment of 12 months of medical, vision and dental coverage under COBRA (to the extent such NEO had such coverage while employed). For additional information, please see “Employment Agreements” above.
(3)
Effective January 17, 2023, each NEO is entitled to 25% of his, her or their base salary in the event of a termination of employment due to disability. For additional information, please see “Employment Agreements” above.

Change in Control Arrangements

Employment Agreements at Fiscal Year End. As of September 30, 2022, our fiscal year end, no NEO other than Mr. Celaya had an employment or other agreement providing for benefits in the event of a change in control other than agreements in connection with our LTIP as described below. Mr. Celaya’s employment agreement providing for such benefits is described above under the heading “Employment Agreements.”

CIC Agreements. Effective January 17, 2023, each of our NEOs entered into a Change in Control Agreement with the Company (each, a “CIC Agreement”), which entitles them to receive certain benefits upon a change in control. A “change in control” generally means (1) the dissolution or liquidation of the Company or a merger, consolidation, or reorganization of the Company with one or more other entities in which the Company is not the surviving entity, (2) the sale of substantially all of the assets of the Company or (3) any transaction which results in any person or entity (other than persons who are stockholders or affiliates of the Company immediately prior to the transaction) owning 50% or more of the combined voting power of all of the classes of stock of the Company.

In the event a change in control takes place, each NEO shall be entitled to a base salary and an annual cash incentive opportunity equivalent to that in place prior to the change in control and shall be eligible to participate in any employee benefit programs offered to similarly situated employees. Additionally, each NEO is entitled to the following payments if such NEO’s employment is terminated by the Company without cause or by the NEO for good reason within one year of the change in control:

1.
A lump sum payment equal to 1.5x (2x for the CEO) the sum of (a) the NEO’s base salary and (b) the NEO’s target bonus for the fiscal year in which the change in control took place; and

EXECUTIVE COMPENSATION

2.
A lump sum payment equal to the NEO’s target bonus for the fiscal year in which the change in control took place, prorated based on the number of months worked; and
3.
A lump sum payment reflecting 12 months of the total premium required to maintain coverage under COBRA, less 12 months of the NEO’s monthly premium contribution in effect immediately prior to termination. This amount is only payable to the extent the NEO had such coverage prior to termination.

To receive the above-described payments, the NEO is required to deliver a general release of all claims in favor of the Company. Additionally, in the event a NEO has two agreements with the Company providing for benefits upon a change in control, such NEO is entitled to receive the better of the two benefits provided, but not both.

Stock Options and Restricted Stock. Our NEOs hold unvested options and RSUs under the LTIP. The LTIP contains provisions regarding the treatment of any unvested options and RSUs in connection with a change in control of the Company. In the event of a “corporate transaction”, provision will be made in writing for the assumption or continuation of options and RSUs theretofore granted (and any other outstanding equity awards that may have been granted under the LTIP), or for the substitution for such options and RSUs (and any other outstanding equity awards that may have been granted under the LTIP) for new options and RSUs relating to the stock of a successor entity, or a parent or subsidiary thereof, with appropriate adjustments as to the number of shares (disregarding any consideration that is not common stock) and option exercise prices, in which event the LTIP, options and RSUs theretofore granted will continue in the manner and under the terms so provided; if the successor entity refuses to assume or substitute the awards, (i) all outstanding RSUs will be deemed to have vested and the shares of stock subject thereto will be delivered immediately prior to the occurrence of such corporate transaction, and (ii) either of the following two actions will be taken:

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(A)
fifteen days prior to the scheduled consummation of the corporate transaction, all outstanding options will become immediately exercisable and will remain exercisable for a period of fifteen days, or
(B)
the Board may elect, in its sole discretion, to cancel any outstanding awards of options and/or restricted stock and pay or deliver, or cause to be paid or delivered, to the holder thereof an amount in cash or securities having a value (as determined by the Board acting in good faith), in the case of restricted stock, equal to the formula or fixed price per share paid to holders of shares of our common stock in the transaction and, in the case of options, equal to the product of the number of shares of our common stock subject to the option (the “Award Shares”) multiplied by the amount, if any, by which (I) the formula or fixed price per share paid to holders of shares of our common stock pursuant to such transaction exceeds (II) the option exercise price applicable to such Award Shares.

With respect to the Company’s establishment of an exercise window, (i) any exercise of an option during such fifteen‑day period will be conditioned upon the consummation of the event and will be effective only immediately before the consummation of the event, and (ii) upon consummation of any corporate transaction the LTIP, and all outstanding but unexercised options, will terminate.

Qualifying Termination Following a Change of Control. In the event that outstanding awards are assumed or substituted by a successor entity and a NEO experiences a termination without cause or for good reason within one year following the occurrence of the corporate transaction, all outstanding RSUs will be deemed to have vested and the shares of our common stock subject thereto will be delivered upon such termination and all outstanding options will become immediately exercisable and remain exercisable for a period of one year following such termination, or until the expiration date of such option, if earlier. For this purpose, “good reason” generally means a voluntary resignation of the NEO following a material adverse change in the NEO’s position, duties or responsibilities, a reduction in base salary, receipt of a notice that the NEO’s principal workplace will be relocated more than 50 miles or a material breach by the Company of the NEO’s employment agreement.

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Under the LTIP, a “corporate transaction” has the same meaning as a “change in control” under the CIC Agreements, as described above. If the options are assumed or continued by the surviving company, or the surviving company substitutes the options with a substantially equivalent option, then no such acceleration of vesting or cancellation of options shall occur.

EXECUTIVE COMPENSATION

The post-termination payments table below quantifies the compensation that would have become payable under plans and arrangements in effect on September 30, 2022 if each NEO’s employment had terminated on such date. All values were calculated as of September 30, 2022 based on the closing price of our common stock on the last trading day of fiscal 2022 ($16.26). These amounts are estimates only, as the actual obligation can only be determined at the time of a NEO’s separation from the Company. The amounts described below are in addition to benefits that are generally available to our employees such as distributions under the 401(k) Plan, life insurance, disability benefits and accrued vacation. As noted above, the Company entered into an amended and restated employment agreement and a CIC Agreement with each of our NEOs effective January 17, 2023. These agreements entitle our NEOs to different payments than those reflected in the below table. For additional information on these agreements, see “Employment Agreements - Summary of Amended and Restated Employment Agreements” and “Change in Control Arrangements - CIC Agreements” above.

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Name	Type of Termination
	Death(1)	Disability(2)	By Company with Cause or By the Executive without Good Reason	By Company without Cause or By the Executive with Good Reason	By Company without Cause or By the Executive with Good Reason following a Corporate Transaction	Retirement
William P. Angrick, III
Salary	$70,000	$140,000	—	$420,000	$420,000	—
Bonus	—	—	—	$571,914	$571,914	—
Option Awards	—	—	—	—	—	—
Stock Awards(3)	—	—	—	—	$2,846,313	—
TOTAL	$70,000	$140,000	—	$991,914	$3,838,227	—
Jorge A. Celaya
Salary	$65,401	$130,801	—	$392,403	$588,605	—
Bonus	—	—	—	$313,922	$470,883	—
Health Benefits(4)	—	—	—	$7,708	$7,708	—
Option Awards	—	—	—	—	—	—
Stock Awards(3)	—	—	—	—	$613,035	—
TOTAL	$65,401	$130,801	—	$714,033	$1,680,231	—
John P. Daunt
Salary	$60,368	$120,736	—	$271,656	$271,656	—
Bonus	—	—	—	—	—	—
Option Awards	—	—	—	—	—	—
Stock Awards(3)	—	—	—	—	$625,425	—
TOTAL	$60,368	$120,736	—	$271,656	$897,081	—
Steven J. Weiskircher
Salary	$58,049	$116,098	—	$261,221	$261,221	—
Bonus	—	—	—	—	—	—
Option Awards	—	—	—	—	—	—
Stock Awards(3)	—	—	—	—	$976,332	—
TOTAL	$58,049	$116,098	—	$261,221	$1,237,553	—

EXECUTIVE COMPENSATION

Name	Type of Termination
	Death(1)	Disability(2)	By Company with Cause or By the Executive without Good Reason	By Company without Cause or By the Executive with Good Reason	By Company without Cause or By the Executive with Good Reason following a Corporate Transaction	Retirement
Mark A. Shaffer
Salary	$57,406	$114,812	—	$344,435	$344,435	—
Bonus	—	—	—	$150,423	$150,423	—
Option Awards	—	—	—	—	—	—
Stock Awards(3)	—	—	—	—	$496,971	—
TOTAL	$57,406	$114,812	—	$494,858	$647,394	—

(1)
Upon termination of employment as a result of death, the NEO is entitled to continued salary through the next full month following the date of termination. The amount shown in this column is the maximum payment that will be paid and represents two months’ base salary.
(2)
Upon termination of employment as a result of disability, the NEO is entitled to continued salary through the third full month following the date of termination. The amount shown in this column is the maximum payment that will be paid and represents four months’ base salary. This amount may be reduced by the amount of any disability benefit payments from insurance provided by the Company.
(3)
The amounts reflected in this table for “Stock Awards” are based on the number of unvested RSUs held by the NEO as of the last day of fiscal 2022, multiplied by the closing price of our common stock on the last day of fiscal 2022 ($16.26). This calculation assumes that, pursuant to the LTIP, such unvested RSUs were deemed vested as a result of a corporate transaction.
(4)
Pursuant to Mr. Celaya’s employment agreement in effect as of September 30, 2022, the Company is required to maintain his medical, dental and vision benefits at the same level as if he had continued to remain actively employed with the Company for a period of six months following termination by the Company without cause or by Mr. Celaya for good reason. The amount reflected in this table is the cost of six months of COBRA payments.

EXECUTIVE COMPENSATION

Pay Ratio Disclosure

As required by the Dodd-Frank Act and Item 402(u) of Regulation S-K, we are providing the following information about the relationship of the annual total compensation of our employees and the annual total compensation of William P. Angrick, III, our CEO. For fiscal 2022, our last completed fiscal year, the ratio of the annual total compensation of our Chief Executive Officer to the median of the annual total compensation of all employees (other than our CEO) was approximately 75 to 1.

To determine the pay ratio, we compared the annual total compensation of our CEO to the annual total compensation of our median employee as of September 30, 2022, the last date of our most recently completed fiscal year. We determined the median employee by taking the following steps:

First, we analyzed our employee population. As of September 30, 2022, our employee population consisted of 735 individuals located in 8 countries. The vast majority (99.3%) of our employee population was located in our 5 main countries (i.e., Canada, China (including Hong Kong), Germany, the United Kingdom and the United States).

Second, we determined which employees to exclude from our identification of our median employee as permitted by SEC rules. We determined to exclude all employees located outside of our five main countries due to the small number of employees in each excluded country. A total of 5 employees, constituting less than 1% of our employee population as of September 30, 2022, were excluded due to geographic location. These employees were located in the following countries: Austria, France and the Philippines.

Third, we compared the base salary of our employees (other than the CEO and those employees excluded due to geographic location as described above) as reflected in our payroll records for fiscal 2022, which was our measurement period. We selected base salary as our compensation measure because it is readily available in our existing payroll systems, is consistently calculated for each employee, and is a reasonable proxy for total compensation for purposes of determining the median employee.

Once we identified our median employee, we calculated such employee’s annual total compensation for fiscal 2022 in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K. The median employee’s annual total compensation for fiscal 2022 was $57,562, which includes salary and overtime pay, incentive payments and HSA contributions. With respect to the CEO, we used the amount reported as total compensation in the Summary Compensation Table included in this proxy statement ($4,340,496). Any estimates and assumptions used to calculate the CEO’s total annual compensation are described in footnotes to the Summary Compensation Table. We then used the annual total compensation of the median employee and of our CEO to calculate the pay ratio (approximately 75 to 1).

The pay ratio reported above is a reasonable estimate calculated in a manner consistent with SEC rules, based on our internal records and the methodology described above. The SEC rules for identifying the median compensated employee allow companies to adopt a variety of methodologies, to apply certain exclusions and to make reasonable estimates and assumptions that reflect their employee populations and compensation practices. The pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies have different employee populations and compensation practices and may use different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios.

COMPENSATION COMMITTEE

Compensation Committee Report

The Compensation Committee of our Board of Directors has reviewed and discussed the Compensation Discussion and Analysis contained within this proxy statement with management and based on such review and discussions, our Compensation Committee recommended to our Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement and incorporated into our Annual Report on Form 10‑K for the fiscal year ended September 30, 2022.

Compensation Committee Beatriz V. Infante, Chair Phillip A. Clough Katharin S. Dyer Edward J. Kolodzieski

Compensation Committee Interlocks and Insider Participation

The members of our Compensation Committee in fiscal 2022 were Mr. Clough, Ms. Dyer, Ms. Infante and Mr. Kolodzieski. No member of the Compensation Committee has been an officer or employee of the Company or any of our subsidiaries at any time. None of our executive officers serves as a member of the board of directors or compensation committee of any other company that has one or more executive officers serving as a member of our Board or our Compensation Committee.

EQUITY COMPENSATION PLAN INFORMATION

Equity Compensation Plan Information

Shares of our common stock are authorized for issuance to directors, employees and consultants under the LTIP. We have also issued shares under our 2005 Stock Option and Incentive Plan in the past. We will not make any further awards under the 2005 plan. Both of these plans were approved by our stockholders. In connection with our acquisition of Machinio Corp. (“Machinio”) in 2018 (the “Machinio Acquisition”), we assumed the 2014 Machinio Corp. Stock Incentive Plan (the “Machinio Plan”). After we assumed the Machinio Plan, we issued awards under it to Machinio employees that became our employees following the Machinio Acquisition. The Machinio Plan was approved by Machinio’s stockholders prior to the Machinio Acquisition, but it was not approved by our stockholders as permitted by applicable Nasdaq rules. Additional information regarding the Machinio Plan is provided below. The following table provides information as of September 30, 2022 regarding outstanding options and shares reserved for issuance under the LTIP and the Machinio Plan.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options	Weighted‑Average Exercise Price of Outstanding Options ($)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders	3,684,773(1)	$10.77(2)	2,329,949(3)

Equity compensation plans not approved by security holders(4)	122,702(5)	$0.99(2)	-
Total	3,807,475	$10.76	2,329,949

(1)
Includes 982,039 unvested shares of restricted stock outstanding as of September 30, 2022 that were issued pursuant to awards granted under the LTIP.
(2)
Only outstanding option awards were used in computing the average exercise price of outstanding options.
(3)
Shares available for future awards under the LTIP may be granted as stock options, restricted stock or RSUs.
(4)
The Machinio Plan was assumed by the Company in connection with the Machinio Acquisition. The Machinio Plan was approved by Machinio’s stockholders before the Machinio Acquisition but was not approved by the Company’s stockholders as permitted by applicable rules.
(5)
Includes 120,000 unvested shares of restricted stock outstanding as of September 30, 2022 that were issued pursuant to awards granted under the Machinio Plan.

2014 Machinio Corp. Stock Incentive Plan

As noted above, we assumed the Machinio Plan in connection with the Machinio Acquisition on July 10, 2018. The Machinio Plan permits the grant of stock option, restricted stock and unrestricted stock awards to Machinio’s officers, employees, directors and consultants. A person is not eligible to receive an award under the Machinio Plan if such person was employed, immediately before the Machinio Acquisition, by the Company or any of its subsidiaries.

As of July 10, 2018, all outstanding, vested, in-the-money options under the Machinio Plan were converted into the right to receive cash, net of exercise price. In-the-money unvested stock options were converted into non-qualified options to purchase the Company’s common stock. Out-of-the-money options were cancelled. We also assumed the Machinio Plan and the remaining shares reserved for issuance under the Machinio Plan were converted into shares of the Company’s common stock. These shares were issued under the Machinio Plan to employees of Machinio immediately following the Machinio Acquisition as restricted stock awards. A copy of the Machinio Plan is included as Exhibit 10.1 to the Company’s Form S-8 Registration Statement filed with the SEC on July 10, 2018.

REQUIREMENTS, INCLUDING DEADLINES, FOR SUBMISSION OF PROXY PROPOSALS, NOMINATION OF DIRECTORS AND OTHER BUSINESS OF STOCKHOLDERS

Under Exchange Act Rule 14a‑8, if a stockholder wants us to include a proposal in our proxy statement and form of proxy for presentation at our 2024 Annual Meeting of Stockholders, the proposal must comply with Rule 14a‑8 and must be received by us at our principal executive offices at 6931 Arlington Road, Suite 200, Bethesda, MD 20814, to the attention of the Corporate Secretary, no later than September 25, 2023.

In addition, our bylaws contain certain procedures that a stockholder must follow to nominate persons for election as directors or to introduce an item of business at an Annual Meeting of Stockholders, other than non‑binding proposals presented under Exchange Act Rule 14a‑8. These procedures provide that for nominations or other business to be properly brought before an annual meeting by a stockholder:

•
the stockholder must have given timely notice thereof in writing to our Corporate Secretary;
•
such business must be a proper matter for stockholder action under the General Corporation Law of the State of Delaware;
•
if the stockholder, or the beneficial owner on whose behalf any such proposal or nomination is made, has provided us with a Solicitation Notice, as that term is defined below, such stockholder or beneficial owner must, in the case of a proposal, have delivered a proxy statement and form of proxy to holders of at least the percentage of our voting shares required under applicable law to carry any such proposal, or, in the case of a nomination or nominations, have delivered a proxy statement and form of proxy to holders of a percentage of our voting shares reasonably believed by such stockholder or beneficial holder to be sufficient to elect the nominee or nominees proposed to be nominated by such stockholder, and must, in either case, have included in such materials the Solicitation Notice; and
•
if no Solicitation Notice has been timely provided, the stockholder or beneficial owner proposing such business or nomination must not have solicited a number of proxies sufficient to have required the delivery of such a Solicitation Notice.

To be timely, a stockholder’s notice must be delivered to our Corporate Secretary at our principal executive offices not less than 90 or more than 120 days prior to the first anniversary of the date of the preceding year’s Annual Meeting of Stockholders. Therefore, in order to be considered timely with respect to the 2024 Annual Meeting of Stockholders, it must be received no earlier than October 26, 2023 and no later than November 25, 2023.

If, however, the date of the Annual Meeting is advanced more than 30 days prior to or delayed by more than 70 days after the anniversary of the preceding year’s Annual Meeting, notice by the stockholder must be delivered no earlier than the close of business on the 120th day prior to such Annual Meeting and not later than the close of business on the later of:

•
the 90th day prior to such Annual Meeting, or
•
the 10th day following the day on which public announcement of the date of such meeting is first made.

In no event shall the public announcement of an adjournment or postponement of an annual meeting commence a new time period or extend any time period for the giving of a stockholder’s notice as described above.

In addition, notwithstanding the above timelines, in the event that the number of directors to be elected to the Board is increased and we do not make a public announcement naming all of the nominees for director or specifying the size of the increased Board at least 100 days prior to the first anniversary of the date of the preceding year’s Annual Meeting of Stockholders, a stockholder’s notice shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if delivered to the Corporate Secretary at our principal executive offices not later than the close of business on the 10th day following the day on which we first made such public announcement.

REQUIREMENTS, INCLUDING DEADLINES, FOR SUBMISSION OF PROXY PROPOSALS, NOMINATION OF DIRECTORS AND OTHER BUSINESS OF STOCKHOLDERS

Such notice shall set forth the following information:

•
as to each person who the stockholder proposes to nominate for election or reelection as a director, all information relating to such person as would be required to be disclosed in solicitations of proxies for the election of such nominees as directors pursuant to Regulation 14A under the Exchange Act, and such person’s written consent to being named in the proxy statement as nominee and to serve as director if elected;
•
as to any other business that the stockholder proposes to bring before the meeting, a brief description of such business, the text of the proposal or business, the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made;
•
as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made:
•
the name and address of such stockholder, as they appear on our books, and of such beneficial owner;
•
the class and number of shares of our stock that are owned beneficially and of record by such stockholder and such beneficial owner; and
•
a representation that either such stockholder or beneficial owner intends to deliver a proxy statement and form of proxy to holders of, in the case of a proposal, at least the percentage of our voting shares required under applicable law to carry the proposal or, in the case of a nomination or nominations, a sufficient number of holders of our voting shares to elect such nominee or nominees (an affirmative statement of such intent is referred to as a “Solicitation Notice”).

If any proposed nomination or business is not in compliance with the foregoing procedures, the chairman of the meeting has the power to declare that any defectively proposed business or nomination shall not be presented for stockholder action at the meeting and shall be disregarded.

Stockholders must also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder. These procedures do not affect any rights of stockholders to request inclusion of proposals in the Company’s proxy statement pursuant to Rule 14a‑8 under the Exchange Act.

Universal Proxy Card Requirements

In addition to complying with the Company’s bylaws as described above (including the obligation to provide timely notice and certain required information and disclosures), stockholders who intend to solicit proxies in support of a director candidate other than the Company’s nominees for consideration by the stockholders at the Company’s 2024 Annual Meeting of Stockholders must also comply with the SEC’s “universal proxy card” rules under Rule 14a-19 of the Exchange Act (“Rule 14a-19”).

Rule 14a-19 requires proponents to provide a notice to the Corporate Secretary of the Company, no later than December 26, 2023, setting forth all of the information and disclosures required by Rule 14a-19. If the 2024 Annual Meeting of Stockholders is set for a date that is not within 30 calendar days of the anniversary of the date of the 2023 Annual Meeting of Stockholders, then notice must be provided by the later of 60 calendar days prior to the date of the 2024 Annual Meeting of Stockholders or by the close of business on the tenth calendar day following the day on which a public announcement of the date of the 2024 Annual Meeting of Stockholders is first made.

ANNUAL REPORT

Our Annual Report to stockholders on Form 10‑K for the fiscal year ended September 30, 2022 is included with these proxy materials. A copy of our Annual Report, including the financial statements and the financial statement schedules included therein, is also available without charge by visiting our website, www.liquidityservices.com, or upon written request to us at Liquidity Services, Inc., 6931 Arlington Road, Suite 200, Bethesda, MD 20814, Attn: Corporate Secretary. The Company’s copying costs will be charged if copies of exhibits to the Annual Report are requested.

APPENDIX A

CERTIFICATE OF AMENDMENT

OF

FOURTH AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF

LIQUIDITY SERVICES, INC.

Liquidity Services, Inc. (the “Corporation”), a corporation organized and existing under the General Corporation Law of the State of Delaware, hereby certifies as follows:

1.
This Certificate of Amendment (the “Certificate”) amends the provisions of the Corporation's Fourth Amended and Restated Certificate of Incorporation filed with the Secretary of State of the State of Delaware on February 28, 2006 (the “Amended and Restated Certificate of Incorporation”).
2.
Article SEVENTH of the Amended and Restated Certificate of Incorporation is hereby amended and restated in its entirety as follows:

SEVENTH. No director or officer of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director or officer, as applicable, except to the extent such exemption from liability or limitation thereof is not permitted under the General Corporation Law of the State of Delaware as the same exists or may hereafter be amended. If the General Corporation Law of the State of Delaware is amended after the effective date of this Amended and Restated Certificate of Incorporation to authorize corporate action further eliminating or limiting the personal liability of directors or officers, then the liability of a director or officer of the Corporation shall be eliminated or limited to the fullest extent permitted by the General Corporation Law of the State of Delaware, as so amended, as of the date of such amendment.

No amendment or modification (including any amendment or modification effected by operation of law, merger, consolidation or otherwise) or repeal of the foregoing paragraph shall apply to or have any effect on the liability or alleged liability of any director or officer of the Corporation hereunder in respect of any acts or omissions occurring prior to the effectiveness of such amendment, modification or repeal.

3.
This amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.
4.
All other provisions of the Amended and Restated Certificate of Incorporation shall remain in full force and effect.

IN WITNESS WHEREOF, the undersigned has hereunto signed his name and affirms that the statements made in this Certificate are true under the penalties of perjury this ___ day of February 2023.

William P. Angrick, III
Chairman and Chief Executive Officer

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5. Recommendation on the Frequency of Future Advisory Votes on Named Executive Officer Compensation Every 2 Years Every 3 Years Abstain Every Year 01 - Phillip A. Clough 02 - George H. Ellis For Withhold For Withhold 1 U P X 03 - Jaime Mateus-Tique For Withhold Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. 03QM9A + + Proposals — The Board recommends a vote FOR the nominees listed and FOR Proposals 2, 3, 4 and for EVERY A YEAR on Proposal 5. 2. Ratification of Independent Registered Public Accounting Firm 3. Approval of an Amendment to the Company’s Fourth Amended and Restated Certificate of Incorporation to Limit the Liability of Certain Officers of the Company 1. Election of Directors: For Against Abstain Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. B Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below q IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.q Annual Meeting Proxy Card For Against Abstain 4. Approval of Named Executive Officer Compensation You may vote online or by phone instead of mailing this card. Online Go to www.envisionreports.com/LQDT or scan the QR code — login details are located in the shaded bar below. Save paper, time and money! Sign up for electronic delivery at www.envisionreports.com/LQDT Phone Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada Votes submitted electronically must be received by Wednesday, February 22, 2023 at 11:59 P.M., Eastern time. Your vote matters – here’s how to vote!

Small steps make an impact. Help the environment by consenting to receive electronic delivery, sign up at www.envisionreports.com/LQDT ANNUAL MEETING OF STOCKHOLDERS FEBRUARY 23, 2023 Solicited on behalf of the Board of Directors of Liquidity Services, Inc. William P. Angrick, Ill and Mark A. Shaffer, or each of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Stockholders of Liquidity Services, Inc. to be held on February 23, 2023 or at any postponement or adjournment thereof. Shares represented by this proxy will be voted by the stockholder in accordance with the specifications made on the reverse side. If no such directions are indicated, the Proxies will have authority to vote FOR all of the nominees listed and FOR Proposals 2, 3, 4 and for EVERY YEAR on Proposal 5. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting. (Items to be voted appear on reverse side.) Please sign on the reverse side and return this proxy in the enclosed envelope. Please date, sign and mail your proxy card in the envelope provided as soon as possible. Proxy — Liquidity Services, Inc. q IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.q C Non-Voting Items + + Change of Address — Please print new address below.

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